          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 31, 1996

(First Union logo)
                                  $250,000,000

                             FIRST UNION CAPITAL I

                      7.935% CAPITAL SECURITIES, SERIES A

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
    FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY
                            FIRST UNION CORPORATION

     The 7.935% Capital Securities, Series A (the "Series A Capital Securities"), offered hereby represent preferred undivided beneficial interests in the assets of First Union Capital I, a statutory business trust created under the laws of the State of Delaware (the "Series A Issuer"). First Union Corporation, a North Carolina corporation (the "Corporation"), will be the owner of all of the common undivided beneficial interests in the assets

                                                        (CONTINUED ON NEXT PAGE)

     SEE "RISK FACTORS" BEGINNING ON PAGE S-4 FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES A CAPITAL SECURITIES.

  THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT
            INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
                         ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
     COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
          SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                                                                                                  PROCEEDS TO
                                                             INITIAL PUBLIC       UNDERWRITING COMMISSIONS (2)    THE SERIES A
                                                           OFFERING PRICE (1)                                   ISSUER (1)(3)(4)
Per Series A Capital Security.......................             $1,000                     (3)                      $1,000
Total...............................................          $250,000,000                  (3)                   $250,000,000

(1) Plus accumulated Distributions, if any, from the date of original issuance.

(2) The Series A Issuer and the Corporation have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting".

(3) In view of the fact that the proceeds of the sale of the Series A Capital Securities will be invested in the Series A Subordinated Debentures, the Corporation has agreed to pay to the Underwriters as compensation for their arranging the investment therein of such proceeds $10 per Series A Capital Security (or $2,500,000 in the aggregate). See "Underwriting".

(4) Expenses of the offering payable by the Corporation are estimated to be $150,000.

    The Series A Capital Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Series A Capital Securities will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company ("DTC") in New York, New York, on or about January 16, 1997, against payment therefor in immediately available funds.

GOLDMAN, SACHS & CO.

            CHASE SECURITIES INC.

                        PAINEWEBBER INCORPORATED

                                                PRUDENTAL SECURTES INCORPORATED

                                                               SMITH BARNEY INC.

                                                                  UBS SECURITIES

          The date of this Prospectus Supplement is January 10, 1997.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES A CAPITAL SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

(COVER PAGE CONTINUED)

of the Series A Issuer ("Series A Common Securities" and, collectively with the Series A Capital Securities, the "Series A Securities"). The Series A Issuer exists for the sole purpose of issuing the Series A Securities and investing the proceeds thereof in $257,732,000 aggregate principal amount of 7.935% Junior Subordinated Deferrable Interest Debentures, Series A (the "Series A Subordinated Debentures"), to be issued by the Corporation. The Series A Subordinated Debentures will mature on January 15, 2027 (the "Stated Maturity"). The Series A Capital Securities will have a preference under certain circumstances with respect to Distributions (as defined herein) and amounts payable on liquidation, redemption or otherwise over the Series A Common Securities. See "Description of Preferred Securities -- Subordination of Common Securities" in the accompanying Prospectus. The Series A Capital Securities will constitute "Preferred Securities", as such term is used and defined in the accompanying Prospectus.

     Holders of the Series A Capital Securities will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable semi-annually in arrears on the 15th day of January and July of each year, commencing July 15, 1997, at the annual rate of 7.935% of the Liquidation Amount (as defined herein) of $1,000 per Series A Capital Security ("Distributions"). Subject to certain exceptions described herein, the Corporation has the right to defer payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Series A Subordinated Debentures are so deferred, Distributions on the Series A Capital Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities of the Corporation that rank PARI PASSU with or junior to the Series A Subordinated Debentures. During an Extension Period, interest on the Series A Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Series A Capital Securities are entitled will accumulate) at the rate of 7.935% per annum, compounded semi-annually from the relevant payment date for such interest, and holders of the Series A Capital Securities will be required to recognize income (in the form of original issue discount) for United States federal income tax purposes. See "Certain Terms of Series A Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount".

     The Series A Subordinated Debentures are unsecured and subordinated to all Senior Debt (as defined in the accompanying Prospectus) of the Corporation. Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including its bank and nonbank subsidiaries, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Series A Subordinated Debentures (and therefore the Series A Capital Securities) will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders thereof should look only to the assets of the Corporation for payments on the Series A Subordinated Debentures. See "Description of Subordinated Debentures -- Subordination" in the accompanying Prospectus.

     The Corporation has, through the Series A Guarantee, the Trust Agreement, the Series A Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully and unconditionally guaranteed all of the Series A Issuer's obligations under the Series A Capital Securities. See "Relationship Among Preferred Securities, Corresponding Junior Subordinated Debentures and Guarantees -- Full and Unconditional Guarantee" in the accompanying Prospectus. The Series A Guarantee of the Corporation guarantees the payment of Distributions and payments on liquidation or redemption of the Series A Capital Securities, but

(COVER PAGE CONTINUED)
only in each case to the extent of funds held by the Series A Issuer, as described herein. See "Description of Guarantees" in the accompanying Prospectus. If the Corporation does not make interest payments on the Series A Subordinated Debentures held by the Series A Issuer, the Series A Issuer will have insufficient funds to pay Distributions on the Series A Capital Securities. The Series A Guarantee does not cover payment of Distributions when the Series A Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of the Series A Capital Securities may institute a legal proceeding directly against the Corporation to enforce payment of such Distributions to such holder. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Preferred Securities" in the accompanying Prospectus. The obligations of the Corporation under the Series A Guarantee and the Series A Capital Securities are subordinate and junior in right of payment to all Senior Debt of the Corporation.

     The Series A Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Series A Subordinated Debentures at maturity or their earlier redemption. The Series A Subordinated Debentures are redeemable prior to maturity at the option of the Corporation (i) on or after January 15, 2007, in whole at any time or in part from time to time, at the redemption prices set forth herein, or (ii) at any time prior to January 15, 2007, in whole (but not in part), at any time within 90 days following the occurrence and continuation of a Tax Event or a Capital Treatment Event (each as defined herein), at a redemption price equal to the Special Event Redemption Price (as defined herein). See "Certain Terms of Series A Capital
Securities -- Redemption".

     The holder of the Series A Common Securities (I.E., the Corporation) will have the right at any time to terminate the Series A Issuer and, after satisfaction of liabilities to creditors of the Series A Issuer in accordance with applicable law and the Expense Agreement, cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Series A Issuer. See "Certain Terms of Series A Capital Securities -- Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders".

     In the event of any liquidation of the Series A Issuer, after satisfaction of liabilities to creditors of the Series A Issuer in accordance with applicable law and the Expense Agreement, the holders of the Series A Capital Securities will be entitled to receive as a preference a Liquidation Amount of $1,000 per Series A Capital Security, plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of a Like Amount (as defined in the accompanying Prospectus) of Series A Subordinated Debentures, subject to certain exceptions. See "Certain Terms of Series A Capital
Securities -- Liquidation Value" herein and "Description of Preferred
Securities -- Liquidation Distribution Upon Termination" in the accompanying Prospectus.

     The Series A Capital Securities will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Series A Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Beneficial interests in such Series A Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds. Except as described in the accompanying Prospectus, Series A Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

     This Prospectus Supplement, together with the accompanying Prospectus, may be used by First Union Capital Markets Corp., an affiliate of the Corporation, in connection with offers and sales related to market making transactions in the Series A Capital Securities effected from time to time after the commencement of the offering to which this Prospectus Supplement relates. First Union Capital Markets Corp. may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

     The Commissioner of Insurance of the State of North Carolina (the "Commissioner") has not approved or disapproved this offering nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus Supplement or the Prospectus to which it relates.

     THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT SUPPLEMENTS, AND SHOULD BE READ IN CONJUNCTION WITH, THE INFORMATION CONTAINED IN THE ACCOMPANYING PROSPECTUS. AS USED HEREIN, (I) THE "INDENTURE" MEANS THE INDENTURE, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME, BETWEEN THE CORPORATION AND WILMINGTON TRUST COMPANY, AS TRUSTEE (THE "DEBENTURE TRUSTEE"), PURSUANT TO WHICH THE SERIES A SUBORDINATED DEBENTURES WILL BE ISSUED, (II) THE "TRUST AGREEMENT" MEANS THE AMENDED AND RESTATED TRUST AGREEMENT, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME, RELATING TO THE SERIES A ISSUER, AMONG THE CORPORATION, AS DEPOSITOR, WILMINGTON TRUST COMPANY, AS PROPERTY TRUSTEE (THE "PROPERTY TRUSTEE"), WILMINGTON TRUST COMPANY, AS DELAWARE TRUSTEE (THE "DELAWARE TRUSTEE"), THE ADMINISTRATIVE TRUSTEES NAMED THEREIN (THE "ADMINISTRATIVE TRUSTEES" AND TOGETHER WITH THE PROPERTY TRUSTEE AND DELAWARE TRUSTEE, THE "ISSUER TRUSTEES"), AND THE SEVERAL REGISTERED HOLDERS FROM TIME TO TIME OF THE SERIES A SECURITIES,
(III) THE "EXPENSE AGREEMENT" MEANS THE AGREEMENT AS TO EXPENSES AND LIABILITIES ENTERED INTO BY THE CORPORATION, AS HOLDER OF THE SERIES A COMMON SECURITIES, PURSUANT TO THE TRUST AGREEMENT, AND (IV) THE "SERIES A GUARANTEE" MEANS THE GUARANTEE ENTERED INTO BY THE CORPORATION FOR THE BENEFIT OF THE HOLDERS OF SERIES A CAPITAL SECURITIES PURSUANT TO THE GUARANTEE AGREEMENT (THE "GUARANTEE AGREEMENT"), AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME, BETWEEN THE CORPORATION AND WILMINGTON TRUST COMPANY, AS TRUSTEE (THE "GUARANTEE TRUSTEE"). EACH OF THE OTHER CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT AND NOT OTHERWISE DEFINED IN THIS PROSPECTUS SUPPLEMENT HAS THE MEANING SET FORTH IN THE ACCOMPANYING PROSPECTUS.

                                  RISK FACTORS

     Prospective purchasers of the Series A Capital Securities should carefully review the information contained in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters. In addition, because holders of Series A Capital Securities may receive Series A Subordinated Debentures in exchange therefor upon liquidation of the Series A Issuer, prospective purchasers of Series A Capital Securities are also making an investment decision with regard to the Series A Subordinated Debentures and should carefully review all the information regarding the Series A Subordinated Debentures contained herein and in the accompanying Prospectus.

RANKING OF SUBORDINATED OBLIGATIONS UNDER SERIES A GUARANTEE AND SERIES A SUBORDINATED DEBENTURES

     The obligations of the Corporation under the Series A Guarantee and under the Series A Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Corporation. Substantially all the Corporation's indebtedness constitutes Senior Debt. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Series A Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Series A Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Series A Subordinated Debentures should look only to the assets of the Corporation for payments on the Series A Subordinated Debentures. See "The Corporation". None of the Indenture, the Series A Guarantee, the Trust Agreement or the Expense Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation. See "Description of Guarantees -- Status of Guarantees" and "Description of Junior Subordinated Debentures -- Subordination" in the accompanying Prospectus.

     The ability of the Series A Issuer to pay amounts due on the Series A Capital Securities is solely dependent upon the Corporation making payments on the Series A Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

     So long as no Debenture Event of Default (as defined in the accompanying Prospectus) has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Series A Capital Securities by the Series A Issuer will be deferred (and the amount of Distributions to which holders of the Series A Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 7.935% per annum, compounded semi-annually from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to,
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures (as defined in the accompanying Prospectus)) that rank PARI PASSU in all respects with or junior in interest to the Series A Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to such Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of 7.935%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Series A Capital Securities -- Distributions" and "Certain Terms of Series A Subordinated Debentures -- Option to Extend Interest Payment Period".

     Should an Extension Period occur, a holder of the Series A Capital Securities will be required to recognize income (in the form of original issue discount) in respect of its PRO RATA share of the Series A Subordinated Debentures held by the Series A Issuer for United States federal income tax purposes. As a result, a holder of the Series A Capital Securities will be required to include such income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and will not receive such cash from the Series A Issuer if the holder disposes of the Series A Capital Securities prior to the record date for the payment of such cash. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and " -- Sales or Redemption of Series A Capital Securities".

     The Corporation has no current plan to exercise its right to defer payments of interest by extending the interest payment period on the Series A Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the Series A Capital Securities is likely to be affected. A holder that disposes of its Series A Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series A Capital Securities. In addition, as a result of the existence of the Corporation's right to defer interest payments, the market price of the Series A Capital Securities (which represent preferred undivided beneficial interests in the assets of the Series A Issuer) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

TAX EVENT OR CAPITAL TREATMENT EVENT REDEMPTION

     Upon the occurrence and continuation of a Tax Event or Capital Treatment Event prior to January 15, 2007 (the date on which the Series A Capital Securities otherwise would first become redeemable), the Corporation has the right to redeem the Series A Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Tax Event or Capital Treatment Event and therefore cause a mandatory redemption of the Series A Capital Securities. Any such redemption shall be at a price equal to the Special Event Redemption Price together with accumulated and unpaid Distributions thereon to, but excluding, the Redemption Date (as defined herein). The Corporation has committed to the Federal Reserve Bank of Richmond that it will not exercise such right without the Corporation having received the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), if then so required under applicable capital guidelines or policies of the Federal Reserve Board. See "Certain Terms of Series A Subordinated
Debentures -- Redemption".

     A "Tax Event" means the receipt by the Series A Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Series A Capital Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Series A Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Series A Subordinated Debentures,
(ii) interest payable by the Corporation on the Series A Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Series A Issuer is, or will be within 90 days of the date of the opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

     See " -- Possible Tax Law Changes Affecting Series A Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Series A Capital Securities prior to January 15, 2007.

     A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Series A Capital Securities, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Series A Capital Securities as "tier 1 capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Corporation.

EXCHANGE OF SERIES A CAPITAL SECURITIES FOR SERIES A SUBORDINATED DEBENTURES

     The holder of the Series A Common Securities (I.E., the Corporation) will have the right at any time to terminate the Series A Issuer and, after satisfaction of the liabilities of the Series A Issuer in accordance with applicable law and the Expense Agreement, to cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Series A Issuer. The Corporation has committed to the Federal Reserve Bank of Richmond that, for so long as the Corporation (or an affiliate) is the owner of the Series A Common Securities, it will not exercise such right without the Corporation having received the prior approval of the Federal Reserve Board, if then so required under applicable capital guidelines or policies of the Federal Reserve Board. See "Certain Terms of Series A Capital Securities -- Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders".

     Under current United States federal income tax law, a distribution of the Series A Subordinated Debentures in exchange for the Series A Capital Securities upon liquidation of the Series A Issuer will not be a taxable event to holders of the Series A Capital Securities. Should there occur a change in law, a change in legal interpretation, a Tax Event, or other circumstances, however, such a distribution of the Series A Subordinated Debentures by the Series A Issuer could be a taxable event to the holders of the Series A Capital Securities. See "Certain Federal Income Tax Consequences -- Distribution of Series A Subordinated Debentures to Holders of Series A Capital Securities".

MARKET PRICES

     There can be no assurance as to the market prices for the Series A Capital Securities, or the Series A Subordinated Debentures that may be distributed in exchange for Series A Capital Securities if a liquidation of the Series A Issuer occurs. Accordingly, the Series A Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series A Subordinated Debentures that a holder of the Series A Capital Securities may receive on liquidation of the Series A Issuer, may trade at a discount to the price that the investor paid to purchase the Series A Capital Securities offered hereby. Because holders of the Series A Capital Securities may receive Series A Subordinated Debentures on termination of the Series A Issuer, prospective purchasers of the Series A Capital Securities are also making an investment decision with respect to the Series A Subordinated Debentures and should carefully review all the information regarding the Series A Subordinated Debentures contained herein and in the accompanying Prospectus. See "Certain Terms of Series A Subordinated Debentures" herein and "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.

RIGHTS UNDER SERIES A GUARANTEE

     The Series A Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Wilmington Trust Company will act as the indenture trustee under the Series A Guarantee for the purpose of compliance with the Trust Indenture Act and will hold the Series A Guarantee for the benefit of the holders of the Series A Capital Securities. Wilmington Trust Company will also act as Debenture Trustee for the Series A Subordinated Debentures, and as Property Trustee and Delaware Trustee under the Trust Agreement. The Series A Guarantee guarantees to the holders of the Series A Capital Securities the following payments, to the extent not paid by the Series A Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Series A Capital Securities, to the extent that the Series A Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Series A Capital Securities called for redemption, to the extent that the Series A Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Series A Issuer (unless the Series A Subordinated Debentures are distributed to holders of the Series A Capital Securities), the lesser of
(a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Series A Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Series A Issuer remaining available for distribution to holders of the Series A Capital Securities in liquidation of the Series A Issuer.

     The holders of not less than a majority in aggregate Liquidation Amount of the Series A Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series A Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series A Guarantee. Any holder of the Series A Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against the Series A Issuer, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series A Subordinated Debentures, the Series A Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series A Capital Securities or otherwise, and in such event, holders of the Series A Capital Securities would not be able to rely upon the Series A Guarantee for payment of such amounts. Instead, in the event (i) a Debenture Event of Default shall have occurred and be continuing, and (ii) such event is attributable to the failure of the Corporation to pay interest on or principal of the Series A Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of the Series A Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on such Series A Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series A Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made by the Corporation to such holder of the Series A Capital Securities in the Direct Action. Except as described herein, holders of the Series A Capital Securities will not be able to exercise directly any other remedy available to the holders of the Series A Subordinated Debentures or assert directly any other rights in respect of the Series A Subordinated Debentures. See "Description of Junior Subordinated
Debentures -- Enforcement of Certain Rights of Holders of Preferred Securities" and " -- Debenture Events of Default", and "Description of Guarantees" in the accompanying Prospectus. The Trust Agreement provides that each holder of the Series A Capital Securities, by acceptance thereof, agrees to the provisions of the Series A Guarantee and the Indenture.

LIMITED VOTING RIGHTS

     Holders of the Series A Capital Securities generally will have limited voting rights relating only to the modification of the Series A Capital Securities and the exercise of the Series A Issuer's rights as holder of Series A Subordinated Debentures and the Series A Guarantee. Holders of the Series A Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee, the Delaware Trustee or any Administrative Trustee, and such voting rights are vested exclusively in the holder of the Series A Common Securities (I.E., the Corporation), except, with respect to the Property Trustee and Delaware Trustee, upon the occurrence of certain events described in the accompanying Prospectus. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of the Series A Capital Securities to ensure that the Series A Issuer will be classified for United States federal income tax purposes as a grantor trust or as other than as an association taxable as a corporation, unless such action materially adversely affects the interests of such holders. See "Description of Preferred Securities -- Voting Rights; Amendment of Each Trust Agreement" and
" -- Removal of Issuer Trustees" in the accompanying Prospectus.

TRADING CHARACTERISTICS OF SERIES A CAPITAL SECURITIES

     The Series A Capital Securities and Series A Subordinated Debentures are new issues of securities with no established trading market and will not be listed on any securities exchange. No assurance can be given as to (i) the existence or liquidity of the secondary market for the Series A Capital Securities or the Series A Subordinated Debentures, (ii) the ability of the holders of the Series A Capital Securities or the Series A Subordinated Debentures to sell them, or (iii) the prices at which the Series A Capital Securities or the Series A Subordinated Debentures may be sold.

     The Series A Capital Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Series A Subordinated Debentures. A holder of the Series A Capital Securities that disposes of its Series A Capital Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from the Series A Issuer for the period prior to such disposition) nevertheless may be required to include accrued but unpaid interest on the Series A Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis in the Series A Capital Securities disposed of. Such holder would recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Sales or Redemption of Series A Capital Securities".

POSSIBLE TAX LAW CHANGES AFFECTING SERIES A CAPITAL SECURITIES

     On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Revenue Reconciliation Bill"), the revenue portion of President Clinton's budget proposal, was introduced in the 104th Congress. The Revenue Reconciliation Bill, if enacted into law, would have, among other things, generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Revenue Reconciliation Bill also would have generally denied interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as if exercised. The above-described provisions were proposed to be effective as to instruments issued on or after December 7, 1995. If either provision were to have applied to the Series A Subordinated Debentures, the Corporation would have been unable to deduct interest on the Series A Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, presumably including the Revenue Reconciliation Bill, if adopted, would be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the Series A Subordinated Debentures. Although the 104th Congress adjourned without enacting the above-described provisions of the Revenue Reconciliation Bill, there can be no assurance that current or future legislative proposals or final legislation will not adversely affect the ability of the Corporation to deduct interest on the Series A Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Certain Terms of Series A Subordinated
Debentures -- Redemption" herein and "Description of Preferred
Securities -- Redemption or Exchange; TAX EVENT REDEMPTION" in the accompanying Prospectus. See also "Certain Federal Income Tax Consequences -- Possible Tax Law Changes" herein.

                              THE SERIES A ISSUER

     The Series A Issuer is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement, dated as of November 6, 1996, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 6, 1996. The Series A Issuer's business and affairs are conducted by the Issuer Trustees: Wilmington Trust Company, as Property Trustee and Delaware Trustee, and two individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Series A Issuer exists exclusively for the purposes of (i) issuing and selling the Series A Securities,
(ii) using the proceeds from the sale of the Series A Securities to acquire the Series A Subordinated Debentures, and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Series A Capital Securities). Accordingly, the Series A Subordinated Debentures will be the sole assets of the Series A Issuer, and payments under the Series A Subordinated Debentures will be the sole revenue of the Series A Issuer. All of the Series A Common Securities will be owned by the Corporation. The Series A Common Securities will rank PARI PASSU, and payments will be made thereon PRO RATA, with the Series A Capital Securities, except that upon the occurrence and continuance of an Event of Default (as defined in the accompanying Prospectus) under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Series A Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series A Capital Securities. See "Description of Preferred
Securities -- Subordination of Common Securities" in the accompanying Prospectus. The Corporation will acquire the Series A Common Securities in an aggregate stated amount equal to approximately three percent of the total capital of the Series A Issuer. The Series A Issuer has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. See "The Issuers" in the accompanying Prospectus.

     It is anticipated that the Series A Issuer will not be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                THE CORPORATION

GENERAL

     The Corporation is a North Carolina-based, multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Through its banking subsidiaries, the Corporation provides a wide range of commercial and retail banking services and trust services in North Carolina, Florida, South Carolina, Georgia, Tennessee, Virginia, Maryland, Delaware, Pennsylvania, New Jersey, New York, Connecticut and Washington, D.C. The Corporation also provides various other financial services, including mortgage banking, leasing, investment banking, insurance and securities brokerage services, through other subsidiaries. As of September 30, 1996, and for the nine months then ended, the Corporation reported assets of $133.9 billion, net loans of $92.5 billion, deposits of $91.4 billion, stockholders' equity of $8.7 billion and net income applicable to common stockholders of $1.0 billion, and as of such date the Corporation operated through over 2,100 offices in 38 states, Washington, D.C. and four foreign countries. The Corporation is the sixth largest bank holding company in the United States, based on assets at September 30, 1996.

HISTORY AND BUSINESS

     The Corporation was incorporated under the laws of North Carolina in 1967. Pursuant to a corporate reorganization in 1968, First Union National Bank of North Carolina and First Union Mortgage Corporation, a mortgage banking firm acquired by First Union National Bank of North Carolina in 1964, became subsidiaries of the Corporation.

     Since the 1985 Supreme Court decision upholding regional interstate banking legislation, the Corporation has concentrated its efforts on building a large, regional banking organization in what it perceives to be some of the better banking markets in the eastern region of the United States. Since November 1985, the Corporation has completed over 70 banking-related acquisitions, including the more significant acquisitions (I.E., involving the acquisition of $3.0 billion or more of assets or deposits) set forth in the following table.

                                                             ASSETS/             CONSIDERATION/
NAME                                 HEADQUARTERS        DEPOSITS (1)(2)      ACCOUNTING TREATMENT      COMPLETION DATE
Atlantic Bancorporation............  Florida              $ 3.8 billion    common stock/pooling         November 1985
Northwestern Financial               North Carolina         3.0 billion    common stock/pooling         December 1985
  Corporation......................
First Railroad & Banking Company of  Georgia                3.7 billion    common stock/pooling         November 1986
  Georgia..........................
Florida National Banks of            Florida                7.9 billion    cash/preferred               January 1990
  Florida, Inc.....................                                        stock/purchase
Southeast banks....................  Florida                9.9 billion    cash, notes/preferred        September 1991
                                                                           stock/purchase
Resolution Trust Company ("RTC")     Florida, Georgia,      5.3 billion    cash/purchase                1991-1994
  acquisitions.....................  Virginia
Dominion Bankshares Corporation....  Virginia               8.9 billion    common stock/preferred       March 1993
                                                                           stock/pooling
Georgia Federal Bank, FSB..........  Georgia                4.0 billion    cash/purchase                June 1993
First American Metro Corp..........  Virginia               4.6 billion    cash/purchase                June 1993
American Savings of Florida,         Florida                3.3 billion    common stock/purchase        July 1995
  F.S.B............................
First Fidelity Bancorporation......  New Jersey,           35.3 billion    common stock/preferred       January 1996
                                     Pennsylvania                          stock/pooling
Center Financial Corporation.......  Connecticut          $ 4.0 billion    common stock/purchase        November 1996

(1) The dollar amounts indicated represent the assets of the related organization as of the last reporting period prior to acquisition, except for (i) the dollar amount relating to RTC acquisitions, which represents savings and loan deposits acquired from the RTC, and (ii) the dollar amount relating to Southeast banks, which represent assets of the two banking subsidiaries of Southeast Banking Corporation acquired from the Federal Deposit Insurance Corporation (the "FDIC").

(2) In addition, the Corporation acquired (i) Lieber & Company, a mutual fund advisory company with approximately $3.4 billion in assets under management, in June 1994, and (ii) Keystone Investments, Inc., a mutual fund advisory company with $11.8 billion in assets under management, in December 1996. The consideration paid by the Corporation in such acquisitions was common stock. The Lieber & Company acquisition was accounted for as a pooling of interests and the Keystone Investments, Inc. acquisition was accounted for as a purchase.

     The Corporation is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases negotiations, frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore, some dilution of the Corporation's book value and net income per common share may occur in connection with any future transactions.

SUPERVISION AND REGULATION

     The following discussion sets forth certain of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and provides certain specific information relevant to the Corporation. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the applicable statutory and regulatory provisions. A change in applicable statutes, regulations or regulatory policy may have a material effect on the business of the Corporation.

     GENERAL. As a bank holding company, the Corporation is subject to regulation under the BHCA and to its examination and reporting requirements. Under the BHCA, bank holding companies generally may not directly or indirectly acquire the ownership or control of more than five percent of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

     The earnings of the Corporation are affected by general economic conditions, management policies and the legislative and governmental actions of various regulatory authorities, including the Federal Reserve Board, the Office of the Comptroller of the Currency (the "OCC"), which is the principal regulator of the Corporation's national bank subsidiaries, and the FDIC, which is the principal federal regulator of the Corporation's state-chartered bank subsidiaries. In addition, there are numerous governmental requirements and regulations which affect the activities of the Corporation.

     PAYMENT OF DIVIDENDS. The Corporation is a legal entity separate and distinct from its banking and other subsidiaries. A major portion of the Corporation's revenues result from amounts paid as dividends to the Corporation by its national bank subsidiaries. The prior approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year will exceed the sum of such bank's net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to surplus. Federal law also prohibits any national bank from paying dividends which would be greater than such bank's undivided profits after deducting statutory bad debt in excess of such bank's allowance for loan losses. Similar dividend limitations apply to the Corporation's two state-chartered bank subsidiaries.

     Under the foregoing dividend restrictions and certain restrictions applicable to certain of the Corporation's nonbanking subsidiaries, as of September 30, 1996, the Corporation's subsidiaries, without obtaining affirmative governmental approvals, could pay aggregate dividends of $430 million to the Corporation. In the first nine months of 1996, the Corporation's subsidiaries paid $1.1 billion in cash dividends to the Corporation.

     In addition, the Corporation and its bank subsidiaries are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of a national bank or bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. The OCC (the appropriate agency with respect to the Corporation's national bank subsidiaries) and the FDIC (the appropriate agency with respect to the Corporation's state-chartered bank subsidiaries) have indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsound and unsafe banking practice. The OCC, the FDIC and the

Federal Reserve Board have each indicated that banking organizations should generally pay dividends only out of current operating earnings.

     BORROWINGS, ETC. There are also various legal restrictions on the extent to which each of the Corporation and its nonbank subsidiaries can borrow or otherwise obtain credit from its bank subsidiaries. In general, these restrictions require that any such extensions of credit must be secured by designated amounts of specified collateral and are limited, as to any one of the Corporation or such nonbank subsidiaries, to ten percent of the lending bank's capital stock and surplus, and as to the Corporation and all such nonbank subsidiaries in the aggregate, to 20 percent of such lending bank's capital stock and surplus.

     The Federal Deposit Insurance Act, as amended (the "FDIA"), among other things, imposes liability on an institution the deposits of which are insured by the FDIC, such as the Corporation's subsidiary national banks, for certain potential obligations to the FDIC incurred in connection with other FDIC-insured institutions under common control with such institution.

     Under the National Bank Act, if the capital stock of a national bank is impaired by losses or otherwise, the OCC is authorized to require payment of the deficiency by assessment upon the bank's stockholders, pro rata and, to the extent necessary, if any such assessment is not paid by any stockholder after three months' notice, to sell the stock of such stockholder to make good the deficiency. Under Federal Reserve Board policy, the Corporation is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each of such subsidiaries. This support may be required at times when, absent such Federal Reserve Board policy, the Corporation may not find itself willing or able to provide it.

     Any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     CAPITAL ADEQUACY. The minimum guidelines for the ratio of capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) is eight percent. At least half of the total capital is to be composed of common equity, retained earnings and a limited amount of qualifying perpetual preferred stock, less certain intangibles ("tier 1 capital" and, together with tier 2 capital, "total capital"). The remainder may consist of subordinated debt, qualifying preferred stock and a limited amount of the loan loss allowance ("tier 2 capital"). At September 30, 1996, the Corporation's tier 1 and total capital ratios were 6.38 percent and 10.94 percent, respectively.

     In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum leverage ratio of tier 1 capital to adjusted average quarterly assets ("leverage ratio") equal to three percent for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies will generally be required to maintain a leverage ratio of from at least four to five percent. The Corporation's leverage ratio at September 30, 1996, was 5.23 percent. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible tier 1 leverage ratio" (deducting all intangibles) in evaluating proposals for expansion or new activity. The Federal Reserve Board has not advised the Corporation of any specific minimum leverage ratio or tangible tier 1 leverage ratio applicable to it.

     Each of the Corporation's subsidiary national banks is subject to similar capital requirements adopted by the OCC or the FDIC. Each of the Corporation's subsidiary banks had a leverage ratio in excess of 5.17 percent, as of September 30, 1996. As of that date, the federal banking agencies have not advised any of the subsidiary national banks of any specific minimum leverage ratio applicable to it.

     Banking regulators continue to indicate their desire to raise capital requirements applicable to banking organizations, including a proposal to add an interest rate risk component to risk-based capital guidelines.

     PROMPT CORRECTIVE ACTION. The FDIA, among other things, requires the federal banking agencies to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. The FDIA establishes five capital tiers: "well capitalized"; "adequately capitalized"; "undercapitalized"; "significantly undercapitalized"; and "critically undercapitalized". A depository institution's capital tier will depend upon how its capital levels compare to various relevant capital measures and certain other factors, as established by regulation.

     The federal bank regulatory agencies have adopted regulations establishing relevant capital measures and relevant capital levels applicable to FDIC-insured banks. The relevant capital measures are the total capital ratio, tier 1 capital ratio and the leverage ratio. Under the regulations, a FDIC-insured bank will be
(i) "well capitalized" if it has a total capital ratio of ten percent or greater, a tier 1 capital ratio of six percent or greater and a leverage ratio of five percent or greater and is not subject to any order or written directive by the OCC to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total capital ratio of eight percent or greater, a tier 1 capital ratio of four percent or greater and a leverage ratio of four percent or greater (three percent in certain circumstances) and is not "well capitalized"; (iii) "undercapitalized" if it has a total capital ratio of less than eight percent, a tier 1 capital ratio of less than four percent or a leverage ratio of less than four percent (three percent in certain circumstances); (iv) "significantly undercapitalized" if it has a total capital ratio of less than six percent, a tier 1 capital ratio of less than three percent or a leverage ratio of less than three percent; and (v) "critically undercapitalized" if its tangible equity is equal to or less than two percent of average quarterly tangible assets. As of September 30, 1996, all of the Corporation's deposit-taking subsidiary banks had capital levels that qualify them as being "well capitalized" under such regulations.

     The FDIA generally prohibits a FDIC-insured depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. "Undercapitalized" depository institutions are subject to growth limitations and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of: (i) an amount equal to five percent of the depository institution's total assets at the time it became "undercapitalized"; and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized".

     "Significantly undercapitalized" insured depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become "adequately capitalized", requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. "Critically undercapitalized" institutions are subject to the appointment of a receiver or conservator.

     DEPOSITOR PREFERENCE STATUTE. Under federal law, deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such an institution, including federal funds and letters of credit, in the "liquidation or other resolution" of such an institution by any receiver.

     INTERSTATE BANKING AND BRANCHING LEGISLATION. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "IBBEA") authorizes interstate acquisitions of banks and bank holding companies without geographic limitation beginning one year after enactment. In addition, beginning June 1, 1997, a bank may merge with a bank in another state as long as neither of the states has opted out of interstate branching between the date of enactment of the IBBEA and May 31, 1997. The IBBEA further provides that states may enact laws permitting interstate merger transactions prior to June 1, 1997. A bank may establish and operate a DE NOVO branch in a state in which the bank does not maintain a branch if that state expressly permits DE NOVO branching. Once a bank has established branches in a state through an interstate merger transaction, the bank may establish and acquire additional branches at any location in the state where any bank involved in the interstate merger transaction could have established or acquired branches under applicable federal or state law. A bank that has established a branch in a state through DE NOVO branching may establish and acquire additional branches in such state in the same manner and to the same extent as a bank having a branch in such state as a result of an interstate merger. If a state opts out of interstate branching within the specified time period, no bank in any other state may establish a branch in the opting out state, whether through an acquisition or DE NOVO.

     FDIC INSURANCE ASSESSMENTS; DIFA. The FDIC reduced the insurance premiums it charges on bank deposits insured by the Bank Insurance Fund ("BIF") to the statutory minimum of $2,000.00 for "well capitalized" banks, effective January 1, 1996. Premiums related to deposits assessed by the Savings Association Insurance Fund ("SAIF"), including savings association deposits acquired by banks, continued to be assessed at a rate of between 23 cents and 31 cents per $100.00 of deposits. On September 30, 1996, the Deposit Insurance Funds Act of 1996 ("DIFA") was enacted and signed into law. DIFA is expected to reduce the amount of semi-annual FDIC insurance premiums for savings association deposits acquired by banks to the same levels assessed for deposits insured by BIF. The Corporation currently estimates such reductions in premiums may amount to approximately $35 million pre-tax per year.

     DIFA also provides for a special one-time assessment imposed on deposits insured by the SAIF, including such deposits held by banks, to recapitalize the SAIF to bring the SAIF up to statutory required levels. The Corporation accrued for the one-time assessment in the third quarter of 1996 in the amount of $86 million after tax in connection with the SAIF recapitalization.

     DIFA further provides for assessments to be imposed on insured depository institutions with respect to deposits insured by the BIF (in addition to assessments currently imposed on depository institutions with respect to SAIF-insured deposits) to pay for the cost of Financing Corporation funding. The Corporation currently estimates assessments may amount to up to $14 million after-tax in 1997 with similar assessments per year through 1999 (or earlier if no savings associations exist prior to December 31, 1999) in connection with such funding.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Corporation's ratios of earnings to fixed charges for the years and periods indicated:

                                                                   NINE MONTHS
                                                                      ENDED
                                                                  SEPTEMBER 30,            YEARS ENDED DECEMBER 31,
                                                                      1996         1995     1994     1993     1992     1991
Consolidated Ratios of Earnings to Fixed Charges
  Excluding interest on deposits...............................        2.23X        2.75     3.55     3.95     2.71     1.80
  Including interest on deposits...............................        1.46X        1.54     1.73     1.70     1.32     1.17
Consolidated Ratios of Earnings to Fixed Charges and Preferred
  Stock Dividends
  Excluding interest on deposits...............................        2.22X        2.67     3.10     3.59     2.43     1.69
  Including interest on deposits...............................        1.45X        1.53     1.67     1.67     1.30     1.15

     For purposes of computing these ratios, earnings represent income from continuing operations before extraordinary items and cumulative effect of a change in accounting principle plus income taxes and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, represent interest (other than on deposits, but including capitalized interest), one-third (the proportion deemed representative of the interest factor) of rents and all amortization of debt issuance costs. Fixed charges, including interest on deposits, represent all interest (including capitalized interest), one-third (the proportion deemed representative of the interest factor) of rents and all amortization of debt issuance costs.

                                USE OF PROCEEDS

     All of the proceeds from the sale of Series A Capital Securities will be invested by the Series A Issuer in Series A Subordinated Debentures. The Corporation intends that the proceeds from the sale of the Series A Subordinated Debentures will be added to its general corporate funds and will be used for general corporate purposes.

     The Corporation is required by the Federal Reserve Board to maintain certain levels of capital for bank regulatory purposes. See "The
Corporation -- Supervision and Regulation; CAPITAL ADEQUACY". On October 21, 1996, the Federal Reserve Board announced that cumulative preferred securities having the characteristics of the Series A Capital Securities which qualify as a minority interest could be included as tier 1 capital for bank holding companies. Such tier 1 capital treatment, together with the Corporation's ability to deduct, for income tax purposes, interest payable on the Series A Subordinated Debentures, will provide the Corporation with a more cost-effective means of obtaining capital for regulatory purposes than other tier 1 capital alternatives currently available to it.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Corporation and its subsidiaries as of September 30, 1996 and as adjusted to give effect to (i) the consummation of the offering of the Series A Capital Securities, and (ii) certain other Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures issued since September 30, 1996. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation and its subsidiaries incorporated herein by reference. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus. Also shown below are certain consolidated regulatory capital ratios of the Corporation and its subsidiaries at September 30, 1996. For additional discussion of regulatory capital requirements applicable to the Corporation, see "The
Corporation -- Supervision and Regulation; CAPITAL ADEQUACY".

                                                                                                        SEPTEMBER 30, 1996
(DOLLARS IN MILLIONS)                                                                               HISTORICAL      AS ADJUSTED
LONG-TERM DEBT...................................................................................    $  7,332         $ 7,332
GUARANTEED PREFERRED BENEFICIAL INTERESTS IN CORPORATION'S JUNIOR SUBORDINATED DEFERRABLE
  INTEREST DEBENTURES (1)........................................................................          --           1,000
STOCKHOLDERS' EQUITY
  Preferred stock................................................................................
     Preferred stock, no par value per share, authorized 10,000,000 shares, none issued..........          --              --
     Class A, no par value per share, authorized 40,000,000 shares
       Series B $2.15 Cumulative Convertible, 1,910,946 issued (2)...............................          48              48
  Common stock, $3.33 1/3 par value; authorized 750,000,000 shares,
     outstanding 270,507,508 shares..............................................................         901             901
  Paid-in capital................................................................................      1,408,           1,408
  Retained earnings..............................................................................       6,431           6,431
  Unrealized loss on debt and equity securities..................................................         (99)            (99)
       Total stockholders' equity................................................................       8,689           8,689
       Total capitalization......................................................................    $ 16,021         $17,021

                                                                                                          THE        REGULATORY
                                                                                                      CORPORATION     MINIMUM
CONSOLIDATED REGULATORY CAPITAL RATIOS (AT SEPTEMBER 30, 1996)
  Tier 1 capital to risk-adjusted assets (3).......................................................       6.38%         4.00%
  Total capital to risk-adjusted assets (4)........................................................      10.94          8.00
  Leverage (5).....................................................................................       5.23          3.00(6)

(1) As described herein, the sole assets of the Series A Issuer will be $257,732,000 of the Series A Subordinated Debentures. The Series A Subordinated Debentures will mature on January 15, 2027. The Series A Subordinated Debentures will accrue interest at a rate of 7.935% per annum. The Corporation owns all of the Series A Common Securities, which accumulate Distributions at the rate of 7.935% per annum. It is anticipated that the Series A Issuer will not be subject to the reporting requirements under the Exchange Act. See "Accounting Treatment". On November 27, 1996, First Union Institutional Capital I, a statutory business trust created under Delaware law, issued $500 million of Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures. On January 6, 1997, First Union Institutional Capital II, a statutory business trust created under Delaware law, issued $250 million of Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures.

(2) The outstanding shares of the Series B Cumulative Convertible Class A Preferred Stock were redeemed on November 15, 1996.

(3) Tier 1 capital consists of common equity, retained earnings and a limited amount of qualifying perpetual preferred stock (including the Series A Capital Securities), less certain intangibles.

(4) Total capital consists of tier 1 capital and subordinated debt, qualifying preferred stock and a limited amount of the loan loss allowance. At least half of a bank holding company's total capital is to be composed of tier 1 capital.

(5) The leverage ratio is defined as the ratio of tier 1 capital divided by adjusted average quarterly assets.

(6) Federal Reserve Board guidelines provide for a minimum leverage ratio of three percent for bank holding companies that meet certain specified criteria, including that they have the highest regulatory rating. All other bank holding companies will be required to maintain a leverage ratio of three percent plus an additional amount of at least 100 to 200 basis points. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Series A Issuer will be treated as a subsidiary of the Corporation, and accordingly, the accounts of the Series A Issuer will be included in the consolidated financial statements of the Corporation. The Series A Capital Securities will be presented as a separate line item in the consolidated balance sheets of the Corporation, entitled "Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures", which will be classified similar to minority interests and appropriate disclosures about the Series A Capital Securities, the Series A Guarantee and the Series A Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Corporation will record Distributions payable on the Series A Capital Securities as an expense in the Corporation's consolidated statements of income.

     The Corporation has agreed that future financial reports of the Corporation will: (i) present the Preferred Securities (as defined in the accompanying Prospectus) (including the Series A Capital Securities) issued by the Issuers (as defined in the accompanying Prospectus) on the balance sheet as a separate line item entitled "Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures", which will be classified similar to minority interests; (ii) include in a footnote to the Corporation's consolidated financial statements disclosure that the sole assets of the Issuers are the Junior Subordinated Debentures (specifying as to each Issuer the principal amount, interest rate and maturity date of the Junior Subordinated Debentures held) and whether Staff Accounting Bulletin 53 treatment is sought;
(iii) include, in an audited footnote to the consolidated financial statements, disclosure that (a) the Issuers are wholly-owned; (b) the sole assets of the Issuers are the Junior Subordinated Debentures (specifying as to each Issuer the principal amount, interest rate and maturity date of the Junior Subordinated Debentures held); and (c) the obligations of the Corporation under the applicable documents, in the aggregate, constitute a full and unconditional guarantee by the Corporation of the Issuer's obligations under the Preferred Securities (including the Series A Capital Securities) issued by each Issuer.

                  CERTAIN TERMS OF SERIES A CAPITAL SECURITIES

GENERAL

     The following summary of certain terms and provisions of the Series A Capital Securities, which describes the material terms thereof, supplements the description of the terms and provisions of the Preferred Securities (including the Series A Capital Securities) set forth in the accompanying Prospectus under the heading "Description of Preferred Securities", to which description reference is hereby made. This summary of certain terms and provisions of the Series A Capital Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.

DISTRIBUTIONS

     The Series A Capital Securities represent preferred undivided beneficial interests in the assets of the Series A Issuer, and Distributions on each Series A Capital Security will be payable as a preference at the annual rate of 7.935% of the stated amount of $1,000 per Series A Capital Security (the "Liquidation Amount"), semi-annually in arrears on January 15 and July 15 of each year, to the holders of the Series A Capital Securities on the relevant record dates. The record dates will be, for so long as the Series A Capital Securities remain in book-entry form, one Business Day prior to the relevant Distribution payment dates and, in the event the Series A Capital Securities are not in book-entry form, the first day of the months in which the relevant Distribution payment dates occur. Distributions will accumulate from the date of original issuance. The first Distribution payment date for the Series A Capital Securities will be July 15, 1997. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Series A Capital Securities is not a Business Day (as defined in the accompanying Prospectus), then payment of the Distributions payable on such date will be made on the next succeeding Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same effect as if made on the date such payment was originally payable. See "Description of Preferred
Securities -- Distributions" in the accompanying Prospectus.

     So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. As a consequence of any such election, semi-annual Distributions on the Series A Capital Securities will be deferred by the Series A Issuer during any such Extension Period. Distributions to which holders of the Series A Capital Securities are entitled will accumulate additional Distributions thereon at the rate per annum of 7.935% thereof, compounded semi-annually from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank PARI PASSU in all respects with or junior in interest to the Series A Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to such Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Series A Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount".

     The Corporation has no current plan to exercise its right to defer payments of interest by extending the interest payment period on the Series A Subordinated Debentures.

REDEMPTION

     Upon the repayment or redemption, in whole or in part, of the Series A Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount of the Series A Securities, upon not less than 30 nor more than 60 days notice prior to the date fixed for repayment or redemption, at a redemption price (the "Redemption Price"), with respect to the Series A Capital Securities, equal to the aggregate Liquidation Amount of such Series A Capital Securities plus accumulated and unpaid Distributions thereon to but excluding the date of repayment or redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of the Series A Subordinated Debentures. See "Description of Preferred Securities -- Redemption or Exchange" in the accompanying Prospectus. If less than all of the Series A Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption, including any premium paid by the Corporation, shall be allocated to the redemption PRO RATA of the Series A Capital Securities and the Series A Common Securities. For a description of the redemption provisions of the Series A Subordinated Debentures, see "Certain Terms of Series A Subordinated Debentures -- General" and " -- Redemption".

     The Corporation has the right to redeem the Series A Subordinated Debentures (i) on or after January 15, 2007, in whole at any time or in part from time to time, or (ii) at any time prior to January 15, 2007, in whole (but not in part), at any time within 90 days following the occurrence and continuation of a Tax Event or Capital Treatment Event. A redemption of the Series A Subordinated Debentures would cause a mandatory redemption of the Series A Capital Securities and Series A Common Securities.

     The Redemption Price, in the case of a redemption of Series A Capital Securities described in clause (i) next above, shall equal the following prices, expressed in percentages of the Liquidation Amount together with any accumulated and unpaid Distributions thereon to but excluding the Redemption Date, if redeemed during the 12-month period beginning January 15 of the years indicated below:

YEAR                                                                                        PERCENTAGE
2007.....................................................................................    103.9675%
2008.....................................................................................    103.5708
2009.....................................................................................    103.1740
2010.....................................................................................    102.7773
2011.....................................................................................    102.3805
2012.....................................................................................    101.9838
2013.....................................................................................    101.5870
2014.....................................................................................    101.1903
2015.....................................................................................    100.7935
2016.....................................................................................    100.3968
2017 and thereafter......................................................................    100.0000%

     The Redemption Price, in the case of a redemption following a Tax Event or Capital Treatment Event as described in clause (ii) next above, shall be equal to the Special Event Redemption Price.

LIQUIDATION OF SERIES A ISSUER AND DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES TO HOLDERS

     The holder of the Series A Common Securities (I.E., the Corporation) will have the right at any time to terminate the Series A Issuer and, after satisfaction of liabilities to creditors of the Series A Issuer in accordance with applicable law and the Expense Agreement, cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Series A Issuer. The Corporation has committed to the Federal Reserve Bank of Richmond that, so long as the Corporation (or an affiliate) is the owner of the Series A Common Securities, it will not exercise such right without having received the prior approval of the Federal Reserve Board to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board.

     Under current United States federal income tax law, a distribution of the Series A Subordinated Debentures in exchange for Series A Capital Securities will not be a taxable event to holders of the Series A Capital Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Series A Capital Securities. See "Certain Federal Income Tax Consequences -- Distribution of Series A Subordinated Debentures to Holders of Series A Capital Securities". If the Corporation elects neither to redeem the Series A Subordinated Debentures prior to maturity nor to terminate the Series A Issuer and distribute the Series A Subordinated Debentures to holders of the Series A Capital Securities in exchange therefor, the Series A Capital Securities will remain outstanding until the Stated Maturity of the Series A Subordinated Debentures.

LIQUIDATION VALUE

     The preference payable on the Series A Capital Securities in the event of any liquidation of the Series A Issuer is $1,000 per Series A Capital Security, plus accumulated and unpaid Distributions thereon, which may be in the form of a distribution of a Like Amount of Series A Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination" in the accompanying Prospectus.

REGISTRATION OF SERIES A CAPITAL SECURITIES

     The Series A Capital Securities will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Series A Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its Participants (as defined in the accompanying Prospectus). Except as described below and in the accompanying Prospectus, Series A Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

     A global security shall be exchangeable for Series A Capital Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Series A Issuer that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depositary, (ii) the Series A Issuer in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing a Debenture Event of Default with respect to the Series A Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants (as defined in the accompanying Prospectus) with respect to ownership of beneficial interests in such global security. In the event that Series A Capital Securities are issued in certificated form, such Series A Capital Securities will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments on Series A Capital Securities represented by a global security will be made to DTC, as the depositary for the Series A Capital Securities. In the event Series A Capital Securities are issued in certificated form, the Liquidation Amount and Distributions will be payable, the transfer of the Series A Capital Securities will be registrable, and Series A Capital Securities will be exchangeable for Series A Capital Securities of other denominations of a like aggregate Liquidation Amount, at the corporate trust office of the Property Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the addresses of the persons entitled thereto or by wire transfer. In addition, if the Series A Capital Securities are issued in certificated form, the record dates for payment of Distributions will be the first day of the month in which the relevant Distribution payment is scheduled to be made. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

               CERTAIN TERMS OF SERIES A SUBORDINATED DEBENTURES

GENERAL

     The following summary of certain terms and provisions of the Series A Subordinated Debentures, which describes the material terms thereof, supplements the description of the terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the headings "Description of Junior Subordinated Debentures" and "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures", to which description reference is hereby made. (For purposes of such description, the Series A Subordinated Debentures are the Corresponding Junior Subordinated Debentures (as defined in the accompanying Prospectus) with respect to the Series A Capital Securities.) The summary of certain terms and provisions of the Series A Subordinated Debentures set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture. The form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.

     Concurrently with the issuance of the Series A Capital Securities, the Series A Issuer will invest the proceeds thereof, together with the consideration paid by the Corporation for the Series A Common Securities, in the Series A Subordinated Debentures issued by the Corporation. The Series A Subordinated Debentures will bear interest payable, at the annual rate of 7.935% of the principal amount thereof, semi-annually in arrears on January 15 and July 15 of each year (each, an "Interest Payment Date"), commencing July 15, 1997, to the person in whose name each Series A Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Series A Issuer, each Series A Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Series A Capital Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 7.935% thereof, compounded semi-annually. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined in the accompanying Prospectus), as applicable.

     The Series A Subordinated Debentures will be issued as a series of junior subordinated deferrable interest debentures under the Indenture. The Series A Subordinated Debentures will mature on January 15, 2027.

     The Series A Subordinated Debentures will be unsecured and will rank junior and subordinate in right of payment to all Senior Debt of the Corporation. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Series A Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Series A Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Series A Subordinated Debentures should look only to the assets of the Corporation for payments on the Series A Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "Description of Junior Subordinated Debentures -- Subordination" in the accompanying Prospectus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right to defer the payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period; provided, however, that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 7.935%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Series A Subordinated Debentures (or holders of Series A Capital Securities while such series is outstanding) will be required to recognize income (in the form of original issue discount) for United States federal income tax purposes. See "Certain Federal Income Tax
Consequences -- Interest Income and Original Issue Discount".

     During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank PARI PASSU in all respects with or junior in interest to the Series A Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to such Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Series A Capital Securities would have been payable except for the election to begin such Extension Period, or (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange ("NYSE"), the Nasdaq National Market or other applicable self-regulatory organization or to holders of the Series A Capital Securities of the record date for such Distributions or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin a new Extension Period to the holders of the Series A Subordinated Debentures, and, if the Series A Capital Securities are outstanding, the Property Trustee shall give notice of the Corporation's election to begin a new Extension Period to the holders of the Series A Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Date" in the accompanying Prospectus.

ADDITIONAL SUMS

     If the Series A Issuer is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Series A Subordinated Debentures such Additional Sums as shall be required so that the Distributions payable by the Series A Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

REDEMPTION

     The Corporation may, at its option, redeem the Series A Subordinated Debentures on or after January 15, 2007, in whole or in part from time to time. The Corporation has committed, however, to the Federal Reserve Bank of Richmond that it will not exercise this redemption option without having received the prior approval of the Federal Reserve Board to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board. The Redemption Price for any Series A Subordinated Debenture so redeemed shall equal the following prices, expressed in percentages of the principal amount together with any accrued and unpaid interest thereon to the Redemption Date, if redeemed during the 12-month period beginning January 15 of the years indicated below:

YEAR                                                                                        PERCENTAGE
2007.....................................................................................    103.9675%
2008.....................................................................................    103.5708
2009.....................................................................................    103.1740
2010.....................................................................................    102.7773
2011.....................................................................................    102.3805
2012.....................................................................................    101.9838
2013.....................................................................................    101.5870
2014.....................................................................................    101.1903
2015.....................................................................................    100.7935
2016.....................................................................................    100.3968
2017 and thereafter......................................................................    100.0000%

     Series A Subordinated Debentures in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. The Corporation may not redeem the Series A Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Series A Subordinated Debentures for all interest periods terminating on or prior to the Redemption Date.

     In addition, if prior to January 15, 2007 a Tax Event or Regulatory Capital Event shall occur and be continuing, the Corporation may, at its option, redeem Series A Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Tax Event or Regulatory Capital Event, at a Redemption Price (the "Special Event Redemption Price") equal to the greater of
(i) 100 percent of the principal amount of the Series A Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Subordinated Debentures on January 15, 2007, together with scheduled payments of interest from the Redemption Date to January 15, 2007 (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the Redemption Date. The Corporation has committed to the Federal Reserve Bank of Richmond that it will not exercise this redemption option without having the prior approval of the Federal Reserve Board to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board.

     "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, plus (i) .79% if such prepayment date occurs on or prior to January 15, 1998, and (ii) .50% in all other cases.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Debenture Trustee after consultation with the Corporation. "Reference Treasury Dealer" means: (i) Goldman, Sachs & Co. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Corporation.

     "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES

     As described under "Certain Terms of Series A Capital
Securities -- Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders", under certain circumstances involving the liquidation of the Series A Issuer, Series A Subordinated Debentures may be distributed to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Series A Issuer, after satisfaction of liabilities to creditors of the Series A Issuer in accordance with applicable law and the Expense Agreement. If distributed to holders of Series A Capital Securities in liquidation, the Series A Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Series A Capital Securities, will act as depositary for the Series A Subordinated Debentures. It is anticipated that the depositary arrangements for the Series A Subordinated Debentures would be substantially identical to those in effect for the Series A Capital Securities. There can be no assurance as to the market price of any Series A Subordinated Debentures that may be distributed to the holders of Series A Capital Securities.

REGISTRATION OF SERIES A SUBORDINATED DEBENTURES

     The Series A Subordinated Debentures will be represented by global securities registered in the name of DTC or its nominee. Beneficial interests in the Series A Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its Participants. Except as described below and in the accompanying Prospectus, Series A Subordinated Debentures in certificated form will not be issued in exchange for the global securities. See "Book-Entry Issuance" in the accompanying Prospectus.

     A global security shall be exchangeable for Series A Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depositary, (ii) the Corporation in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing a Debenture Event of Default with respect to such global security. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Series A Subordinated Debentures are issued in certificated form, such Series A Subordinated Debentures will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments on Series A Subordinated Debentures represented by a global security will be made to DTC, as the depositary for the Series A Subordinated Debentures. In the event Series A Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Series A Subordinated Debentures will be registrable, and Series A Subordinated Debentures will be exchangeable for Series A Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the addresses of the persons entitled thereto or by wire transfer. In addition, if the Series A Subordinated Debentures are issued in certificated form, the record dates for payment of interest will be the first day of the month in which the relevant payment of interest is scheduled to be made. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Series A Capital Securities. This summary only addresses the tax consequences to a person that acquires Series A Capital Securities on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or Washington, D.C., or (iii) an estate or trust the income of which is subject to United States federal income tax regardless of source (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Series A Capital Securities, nor does it address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (iii) persons that will hold Series A Capital Securities as part of a position in a "straddle" or as part of a "hedging", "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the United States dollar, or (v) persons that do not hold Series A Capital Securities as capital assets.

     The statements of law or legal conclusion set forth in this summary constitute the opinion of Sullivan & Cromwell, special tax counsel to the Corporation and the Series A Issuer. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Series A Capital Securities. In particular, legislation has been proposed that could adversely affect the Corporation's ability to deduct interest on the Series A Subordinated Debentures, which may in turn permit the Corporation to cause a redemption of the Series A Capital Securities. See " -- Possible Tax Law Changes". The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Series A Capital Securities may differ from the treatment described below.

     PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SERIES A CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF SERIES A ISSUER

     In the opinion of Sullivan & Cromwell, under current law and assuming compliance with the terms of the Trust Agreement and certain other factual matters, the Series A Issuer will not be classified as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of the Series A Capital Securities (a "Securityholder") will be required to include in its gross income its PRO RATA share of the interest income, including original issue discount, paid or accrued with respect to the Series A Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See " -- Interest Income and Original Issue Discount".

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under recently issued Treasury Regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a contingency that stated interest will not be timely paid that is "remote" because of the terms of the relevant debt instrument will be ignored in determining whether a debt instrument is issued with original issue discount ("OID"). As a result of the terms and conditions of the Series A Subordinated Debentures that prohibit certain payments with respect to the Corporation's capital stock and indebtedness if the Corporation elects to defer payment of interest on the Series A Subordinated Debentures, the Corporation believes that the likelihood of its exercising its option to defer payments is remote. Based on the foregoing, the Corporation believes that the Series A Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance, and, accordingly, a Securityholder should include in gross income such holder's allocable share of interest on the Series A Subordinated Debentures.

     Under the Regulations, if the Corporation exercised its option to defer any payment of interest, the Series A Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Series A Subordinated Debentures would thereafter be treated as OID as long as the Series A Subordinated Debentures remained outstanding. In such event, all of a Securityholder's taxable interest income with respect to the Series A Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include in gross income OID even though the Corporation would not make any actual cash payments during an Extension Period.

     The Regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service, and it is possible that the Internal Revenue Service could take a position contrary to the interpretation herein.

     Because income on the Series A Capital Securities will constitute interest or OID, corporate Securityholders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Series A Capital Securities.

     Subsequent uses of the term "interest" in this summary include income in the form of OID.

DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES TO HOLDERS OF SERIES A CAPITAL SECURITIES

     Under current law, a distribution by the Series A Issuer of the Series A Subordinated Debentures as described under "Certain Terms of Series A Capital Securities -- Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders" will be non-taxable and will result in the Securityholder receiving directly his PRO RATA share of the Series A Subordinated Debentures previously held indirectly through the Series A Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Series A Capital Securities before such distribution. If, however, the liquidation of the Series A Issuer were to occur because the Series A Issuer is subject to United States federal income tax with respect to income accrued or received on the Series A Subordinated Debentures, the distribution of Series A Subordinated Debentures to Securityholders by the Series A Issuer would be a taxable event to the Series A Issuer and each Securityholder, and each Securityholder would recognize gain or loss as if the Securityholder had exchanged its Series A Capital Securities for the Series A Subordinated Debentures it received upon the liquidation of the Series A Issuer. A Securityholder will accrue interest in respect of Series A Subordinated Debentures received from the Series A Issuer in the manner described above under " -- Interest Income and Original Issue Discount".

SALES OR REDEMPTION OF SERIES A CAPITAL SECURITIES

     A Securityholder that sells (including a redemption for cash) Series A Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Series A Capital Securities and the amount realized on the sale of such Series A Capital Securities. Assuming that the Corporation does not exercise its option to defer payment of interest on the Series A Subordinated Debentures, and the Series A Subordinated Debentures are not considered issued with OID, a Securityholder's adjusted tax basis in the Series A Capital Securities generally will be its initial purchase price. If the Series A Subordinated Debentures are deemed to be issued with OID as a result of the Corporation's deferral of any interest payment, a Securityholder's adjusted tax basis in the Series A Capital Securities generally will be its initial purchase price, increased by OID previously includible in such holder's gross income to the date of disposition and decreased by Distributions or other payments received on the Series A Capital Securities since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to such Securityholder's PRO RATA share of the Series A Subordinated Debentures required to be included in income) and generally will be a long-term capital gain or loss if the Series A Capital Securities have been held for more than one year.

     Should the Corporation exercise its option to defer any payment of interest on the Series A Subordinated Debentures, the Series A Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Series A Subordinated Debentures. In the event of such a deferral, a Securityholder who disposes of its Series A Capital Securities between record dates for payments of Distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Series A Subordinated Debentures to the date of disposition and to add such amount to its adjusted tax basis in its PRO RATA share of the underlying Series A Subordinated Debentures deemed disposed of. To the extent the selling price is less than the Securityholder's adjusted tax basis, such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     The amount of interest income paid and OID accrued on the Series A Capital Securities held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the Internal Revenue Service. "Backup" withholding at a rate of 31 percent will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

     Payment of the proceeds from the disposition of Series A Capital Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

     Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

     It is anticipated that income on the Series A Capital Securities will be reported to holders on Form 1099 and mailed to holders of the Series A Capital Securities by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

     As discussed above, the Revenue Reconciliation Bill would have, among other things, generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Revenue Reconciliation Bill also would have generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions were proposed to be effective as to instruments issued on or after December 7, 1995. If either provision were to have applied to the Series A Subordinated Debentures, the Corporation would have been unable to deduct interest on the Series A Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, presumably including the Revenue Reconciliation Bill, if adopted, would be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the Series A Subordinated Debentures. Although the 104th Congress adjourned without enacting the above-described provisions of the Revenue Reconciliation Bill, there can be no assurance that current or future legislative proposals or final legislation will not adversely affect the ability of the Corporation to deduct interest on the Series A Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of Preferred Securities -- Redemption or Exchange; TAX EVENT OR CAPITAL TREATMENT EVENT REDEMPTION".

                          CERTAIN ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Series A Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code; governmental plans may be subject to similar provisions under applicable state laws.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Series A Issuer would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Series A Issuer and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Series A Issuer would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Series A Issuer, less that 25% of the value of each class of equity interests in the Series A Issuer were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"), or if the Series A Capital Securities were "publicly-offered securities" for purposes of the Plan Assets Regulation. No assurance can be given that the value of the Series A Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Series A Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions of this exception. In addition, no assurance can be given that the Series A Capital Securities would be considered to be "publicly-offered securities" under the Plan Assets Regulation. All of the Series A Common Securities will be purchased and held by the Corporation.

     Certain transactions involving the Series A Issuer could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Series A Capital Securities were acquired with "plan assets" of such Plan and the assets of the Series A Issuer were deemed to be "plan assets" of Plans investing in the Series A Issuer. For example, if the Corporation were a Party in Interest with respect to a Plan (either directly or by reason of its ownership of its banking or other subsidiaries), extensions of credit between the Corporation and the Series A Issuer (as represented by the Series A Subordinated Debentures and the Series A Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and
Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). In addition, if the Corporation were considered to be a fiduciary with respect to the Series A Issuer as a result of certain powers it holds (such as the powers to remove and replace the Property Trustee and the

Administrative Trustees), certain operations of the Series A Issuer, including the optional redemption or acceleration of the Series A Subordinated Debentures, could be considered to be prohibited transactions under Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. In order to avoid such prohibited transactions, each investing plan, by purchasing Series A Capital Securities, will be deemed to have directed the Series A Issuer to invest in the Series A Subordinated Debentures and to have appointed the Property Trustee.

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Series A Capital Securities if assets of the Series A Issuer were deemed to be "plan assets" of Plans investing in the Series A Issuer as described above. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because the Series A Capital Securities may be deemed to be equity interests in the Series A Issuer for purposes of applying ERISA and Section 4975 of the Code, the Series A Capital Securities may not be purchased and should not be held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. Any purchaser or holder of the Series A Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan, or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding. If a purchaser of the Series A Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Corporation and the Series A Issuer may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Series A Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Series A Issuer were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption.

                                  UNDERWRITERS

     Subject to the terms and subject to the conditions contained in the Underwriting Agreement dated the date hereof, the Corporation and the Series A Issuer have agreed that the Series A Issuer will sell to each of the Underwriters named below, and each of such Underwriters has severally agreed to purchase from the Series A Issuer, the respective number of the Series A Capital Securities set forth opposite its name below:

                                                                                          NUMBER OF
                                                                                           SERIES A
                                                                                           CAPITAL
                                   UNDERWRITERS                                           SECURITIES
Goldman, Sachs & Co................................................................          41,750
Chase Securities Inc...............................................................          41,650
PaineWebber Incorporated...........................................................          41,650
Prudential Securities Incorporated.................................................          41,650
Smith Barney Inc...................................................................          41,650
UBS Securities LLC.................................................................          41,650
  Total............................................................................         250,000

     Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Series A Capital Securities offered hereby, if any are taken.

     The Underwriters propose to offer the Series A Capital Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain dealers at such price less a concession not in excess of $6.00 per Series A Capital Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $2.50 per Series A Capital Security to certain brokers and dealers. After the Series A Capital Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

     In view of the fact that the proceeds from the sale of the Series A Capital Securities will be used to purchase the Series A Subordinated Debentures issued by the Corporation, the Underwriting Agreement provides that the Corporation will pay as Underwriters' compensation for the Underwriters' arranging the investment therein of such proceeds an amount of $10.00 per Series A Capital Security for the accounts of the several Underwriters.

     Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Series A Capital Securities offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD's Conduct Rules. Offers and sales of the Series A Capital Securities will be made only to (i) "qualified institutional buyers", as defined in Rule 144A under the Securities Act, (ii) institutional "accredited investors", as defined in subparagraphs (1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act, or (iii) individual investors for whom an investment in non-convertible investment grade preferred securities is appropriate. The Underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

     Prior to this offering, there has been no public market for the Series A Capital Securities. The Series A Capital Securities will not be listed on any securities exchange. The Underwriters have advised the Corporation that they intend to make a market in the Series A Capital Securities, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A Capital Securities.

     The Corporation and the Series A Issuer have agreed to indemnify the several Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

     Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, general financing, investment or commercial banking services to the Corporation and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                             VALIDITY OF SECURITIES

     Certain matters of Delaware law relating to the validity of the Series A Capital Securities, the enforceability of the Trust Agreement and the creation of the Series A Issuer will be passed upon by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to the Corporation and the Series A Issuer. The validity of the Series A Guarantee and the Series A Subordinated Debentures will be passed upon for the Corporation by Marion A. Cowell, Jr., Executive Vice President, Secretary and General Counsel of the Corporation, and for the Underwriters by Sullivan & Cromwell, New York, New York. Mr. Cowell and Sullivan & Cromwell each will rely upon the opinion of Richards, Layton & Finger as to matters of Delaware law; Sullivan & Cromwell will rely upon the opinion of Mr. Cowell as to matters of North Carolina law; and Mr. Cowell will rely upon the opinion of Sullivan & Cromwell as to matters of New York law. Certain federal income tax matters related to the offering of the Series A Capital Securities have been passed upon for the Corporation by Sullivan & Cromwell. Mr. Cowell is a stockholder of the Corporation and holds options to purchase additional shares of the Corporation's Common Stock. Sullivan & Cromwell regularly perform legal services for the Corporation and its subsidiaries. Members of Sullivan & Cromwell performing these legal services own shares of capital stock of the Corporation.

                                  $500,000,000

                            FIRST UNION CORPORATION
                         JUNIOR SUBORDINATED DEFERRABLE
                              INTEREST DEBENTURES

                             FIRST UNION CAPITAL I
                             FIRST UNION CAPITAL II
                            FIRST UNION CAPITAL III
                              PREFERRED SECURITIES
                 GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY
                            FIRST UNION CORPORATION

     First Union Corporation, a North Carolina corporation (the "Corporation"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to all Senior Debt (as defined herein) of the Corporation. See "Description of Junior Subordinated
Debentures -- Subordination". If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). See "Description of Junior Subordinated
Debentures -- Option to Extend Interest Payment Date".

     First Union Capital I, First Union Capital II and First Union Capital III, each a statutory business trust created under the laws of the State of Delaware (each, an "Issuer," and collectively, the "Issuers"), may severally offer, from time to time, preferred securities ("Preferred Securities") representing preferred undivided beneficial interests in the assets of such Issuer. The Corporation will be the owner of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common undivided beneficial interests in the assets of such Issuer. The payment of periodic cash distributions ("Distributions") with respect to the Preferred Securities of each Issuer and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds held by such Issuer, are each fully and unconditionally guaranteed by the Corporation to the extent described herein (each, a "Guarantee"). See "Description of Guarantees". The obligations of the Corporation under each Guarantee will be subordinate and junior in right

                                                        (CONTINUED ON NEXT PAGE)

     THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
                             OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

               The date of this Prospectus is December 31, 1996.

(COVER PAGE CONTINUED)

of payment to all Senior Debt of the Corporation. Concurrently with the issuance by an Issuer of its Preferred Securities, such Issuer will invest the proceeds thereof and any contributions made in respect of the Common Securities in a corresponding series of the Corporation's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer's Preferred Securities (the "Related Preferred Securities"). The Corresponding Junior Subordinated Debentures will be the sole asset of each Issuer, and payments under the Corresponding Junior Subordinated Debentures will be the only revenue of each Issuer. If provided in an accompanying Prospectus Supplement, the Corporation may redeem the Corresponding Junior Subordinated Debentures (and cause the redemption of the Related Preferred Securities) or may terminate each Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of the Related Preferred Securities in exchange therefor. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination".

     Holders of the Preferred Securities will be entitled to receive preferential cumulative cash Distributions accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement. If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Corresponding Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for one or more Extension Periods (which shall not extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures). If interest payments are so deferred, Distributions on the Related Preferred Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions set forth herein, to declare or to pay any cash distributions with respect to the Corporation's capital stock or debt securities that rank PARI PASSU with or junior to the Corresponding Junior Subordinated Debentures. During an Extension Period, Distributions will continue to accumulate (and the Preferred Securities will accumulate additional Distributions thereon at the rate per annum set forth in the related Prospectus Supplement). See "Description of Preferred
Securities -- Distributions".

     Taken together, with respect to a series of Preferred Securities, the Corporation's obligations under the Corresponding Junior Subordinated Debentures, the Indenture, the applicable Trust Agreement, the applicable Expense Agreement and the applicable Guarantee (each as defined herein), in the aggregate, provide a full and unconditional guarantee of payment of Distributions and other amounts due on such series of Preferred Securities. See "Relationship Among Preferred Securities, Corresponding Junior Subordinated Debentures and Guarantees -- Full and Unconditional Guarantee".

     The Junior Subordinated Debentures and Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Preferred Securities (including the Corresponding Junior Subordinated Debentures) issued pursuant to the Registration Statement (as defined herein) of which this Prospectus forms a part shall not exceed $500,000,000. Certain specific terms of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (i) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (ii) in the case of Preferred Securities, the identity of the Issuer, specific title, aggregate amount, stated liquidation preference, number or amount of securities, Distribution rate or method of calculating such rate, applicable Extension Period or Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

     The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the Junior Subordinated Debentures and Preferred Securities.

     The Junior Subordinated Debentures and Preferred Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in the applicable Prospectus Supplement. Such Prospectus Supplement will state whether the Junior Subordinated Debentures or Preferred Securities will be listed on any national securities exchange or automated quotation system. If the

Junior Subordinated Debentures or Preferred Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Preferred Securities.

     This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Preferred Securities unless accompanied by a Prospectus Supplement.

     The Commissioner of Insurance of the State of North Carolina (the "Commissioner") has not approved or disapproved the offering nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, THE ISSUERS OR ANY AGENT, UNDERWRITER OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE ISSUERS SINCE THE DATE HEREOF. THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THOSE TO WHICH THEY RELATE, IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Corporation and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above, or on the Commission's Internet home page. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

     No separate financial statements of any Issuer have been included herein. The Corporation and the Issuers do not consider that such financial statements would be material to holders of the Preferred Securities because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of the Corporation and issuing the Trust Securities. Furthermore, with respect to a series of Preferred Securities, taken together, the Corporation's obligations under the Corresponding Junior Subordinated Debentures, the Indenture, the applicable Trust Agreement, the applicable Expense Agreement and the applicable Guarantee provide, in the aggregate, a full and unconditional guarantee of payment of Distributions and other amounts due on such series of Preferred Securities. See "The Issuers", "Description of Preferred Securities", "Description of Junior Subordinated Debentures" and "Description of Guarantees". In addition, the Corporation does not expect that any of the Issuers will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission (File No. 1-10000) pursuant to Section 13(a) or 15(d) of the Exchange Act are incorporated into this Prospectus by reference:

     1. the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     2. the Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

     3. the Corporation's Current Reports on Form 8-K dated January 10, February 9, August 20, September 6 and October 16, 1996.

     Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in the applicable Prospectus Supplement, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded for purposes of the Registration Statement, this Prospectus and such Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Prospectus or any Prospectus Supplement.

     The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Investor Relations, First Union Corporation, Two First Union Center, Charlotte, North Carolina 28288-0206, telephone number (704) 374-6782.

                                  THE ISSUERS

     Each Issuer is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Corporation, as Depositor, and the Delaware Trustee (as defined herein) of such Issuer, and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Trust Agreement is subject to amendment from time to time, as described under "Description of Preferred Securities -- Voting Rights; Amendment of Each Trust Agreement". Each Issuer exists exclusively for the purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debentures from the Corporation, and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, a series of Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures will be the sole revenue of each Issuer.

     All of the Common Securities of each Issuer will be owned by the Corporation. The Common Securities of an Issuer will rank PARI PASSU, and payments will be made thereon PRO RATA, with the Preferred Securities of such Issuer, except that upon the occurrence and continuance of an Event of Default (as defined herein) under a Trust Agreement resulting from a Debenture Event of Default (as defined herein) under the Indenture, the rights of the Corporation as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities of such Issuer. See "Description of Preferred Securities -- Subordination of Common Securities". The Corporation will acquire Common Securities in an aggregate liquidation amount equal to not less than three percent of the total capital of each Issuer.

     Unless otherwise specified in the applicable Prospectus Supplement, each Issuer has a term of approximately 55 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, each initially appointed by the Corporation as holder of the Common Securities. The trustees for each Issuer (collectively, the "Issuer Trustees") will be Wilmington Trust Company, as the Property Trustee (the "Property Trustee"), Wilmington Trust Company, as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Corporation. Wilmington Trust Company, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the Guarantees and the Indenture. See "Description of Guarantees" and "Description of Junior Subordinated Debentures". The holder of the Common Securities of an Issuer (I.E., the Corporation), or the holders of a majority in Liquidation Amount (as defined herein or in the applicable Prospectus Supplement) of the Preferred Securities if an Event of Default under the Trust Agreement for such Issuer has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Issuer. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities (I.E., the Corporation). The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. The holder of the Common Securities (I.E., the Corporation) will pay all fees and expenses related to each Issuer and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer.

     Unless otherwise indicated in the applicable Prospectus Supplement, the principal executive office of each Issuer is in care of First Union Corporation, One First Union Center, Charlotte, North Carolina 28288-0013, Attention:
Secretary, and its telephone number is (704) 374-6565.

                                THE CORPORATION

     The Corporation is a North Carolina-based, multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended. Through its banking subsidiaries, the Corporation provides a wide range of commercial and retail banking services and trust services in North Carolina, Florida, South Carolina, Georgia, Tennessee, Virginia, Maryland, Delaware, Pennsylvania, New Jersey, New York, Connecticut and Washington, D.C. The Corporation also provides various other financial services, including mortgage banking, leasing, investment banking, insurance and securities brokerage services, through other subsidiaries.

     Financial and other information relating to the Corporation, including information relating to the Corporation's directors and executive officers, is set forth in the documents filed by the Corporation under the Exchange Act and incorporated by reference herein, copies of which may be obtained from the Corporation as indicated under "Available Information". See "Incorporation of Certain Documents by Reference".

     The principal executive offices of the Corporation are located at One First Union Center, Charlotte, North Carolina 28288-0013, and its telephone number is
(704) 374-6565.

                                USE OF PROCEEDS

     Except as otherwise set forth in the applicable Prospectus Supplement, the Corporation intends to use the proceeds from the sale of its Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures issued to the Issuers in connection with the investment by the Issuers of all of the proceeds from the sale of Related Preferred Securities) for general corporate purposes, including working capital, capital expenditures, investments in or loans to subsidiaries, refinancing of debt, including outstanding commercial paper and other short-term bank indebtedness, redemption of shares of its outstanding common and preferred stock, the satisfaction of other obligations or for such other purposes as may be specified in the applicable Prospectus Supplement. To the extent applicable, more detailed description of the use of proceeds of any specific offering will be set forth in the Prospectus Supplement pertaining to such offering.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and Wilmington Trust Company, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures, Corresponding Junior Subordinated Debentures and the Indenture, which when taken together with any supplementary information set forth in the applicable Prospectus Supplement describes the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

     Except as otherwise provided in the applicable Prospectus Supplement, each series of Junior Subordinated Debentures will rank PARI PASSU with all other series of Junior Subordinated Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of the Corporation. See " -- Subordination". The Corporation is a holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. The payment by the Corporation's bank subsidiaries, in particular, are subject to restrictions under federal (and, in the case of state-chartered banks, state) law. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including the Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See " -- Subordination" and the Prospectus Supplement relating to any offering of Preferred Securities (including Corresponding Junior Subordinated Debentures).

     The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture, a resolution of the Corporation's Board of Directors or a committee thereof or an order of an authorized officer or officers of the Corporation, as provided in the Indenture.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Junior Subordinated Debentures: (i) the title of the Junior Subordinated Debentures; (ii) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (iii) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof; (iv) the rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of the Corporation to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (v) the place or places where, subject to the terms of the Indenture as described below under " -- Payment and Paying Agents", the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under " -- Denominations, Registration and Transfer", the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Corporation in respect of the Junior Subordinated Debentures and the Indenture may be made ("Place of Payment"); (vi) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Corporation or a holder thereof; (vii) the obligation or the right, if any, of the Corporation or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (viii) the denominations in which any Junior Subordinated Debentures shall be issuable if other than denominations of $25.00 and any integral multiple thereof; (ix) if other than in United States dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest (including Additional Interest), if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated; (x) any additions, modifications or deletions in the events of default ("Debenture Events of Default") or covenants of the Corporation specified in the Indenture with respect to the Junior Subordinated Debentures; (xi) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (xii) any additions or changes to the Indenture with respect to a series of Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (xiii) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which such amounts will be determined; (xiv) the terms and conditions relating to the issuance of a temporary Global Junior Subordinated Debenture (as defined herein) representing all of the Junior Subordinated Debentures of such series and the exchange of such temporary Global Junior Subordinated Debenture for definitive Junior Subordinated Debentures of such series; (xv) subject to the terms described under " -- Global Junior Subordinated Debentures", whether the Junior Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures, and in such case, the Depositary (as defined herein) for such Global Junior Subordinated Debentures, which Depositary shall be a clearing agency registered under the Exchange Act;
(xvi) the appointment of any Paying Agent or Agents (as defined herein); (xvii) the terms and conditions of any obligation or right of the Corporation or a holder to convert or exchange the Junior Subordinated Debentures into Preferred Securities; (xviii) the form of Trust Agreement, Guarantee and Expense Agreement, if applicable; (xix) the relative degree, if any, to which such Junior Subordinated Debentures of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debentures or other indebtedness of the Corporation in right of payment, whether such other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; and (xx) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

     Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such series of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $25.00 and any integral multiple thereof. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and Stated Maturity and bearing the same interest rate or rates.

     Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and on payment of any taxes and other governmental charges as described in the Indenture. The Corporation will appoint the Debenture Trustee as Securities Registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by the Corporation with respect to any series of Junior Subordinated Debentures, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided the Corporation maintains a transfer agent in each Place of Payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

     In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption, or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures ("Global Junior Subordinated Debentures") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by the Corporation if such Junior Subordinated Debentures are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to

Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

     So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture
(i) will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, (ii) will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in certificated form, and (iii) will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of the Corporation, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Corporation expects the Depositary for a series of Junior Subordinated Debentures or its nominee, on receipt of any payment of principal, premium or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. The Corporation also expects payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and the Corporation is unable to locate a qualified successor, the Corporation will issue certificated Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, the Corporation may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures, and in such event, will issue definitive certificates for Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. Further, if the Corporation so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to the Corporation, the Debenture Trustee and the Depositary for such Global Junior Subordinated Debenture, receive individual Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of certificated Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Certificated Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by the Corporation or in the applicable Prospectus Supplement, of $25.00 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such paying agent or paying agents ("Paying Agents") as the Corporation may designate from time to time in the applicable Prospectus Supplement, except that at the option of the Corporation payment of any interest may be made (i), except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register, or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the applicable Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such payment, except in the case of Defaulted Interest (as defined in the Indenture). The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each Place of Payment for each series of Junior Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

     If provided in the applicable Prospectus Supplement, the Corporation shall have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement, subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

     Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation may, at its option, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time. The Corporation has committed to the Federal Reserve Bank of Richmond that it will not exercise its redemption option without having received the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. Junior Subordinated Debentures in denominations larger than the minimum denomination therefor may be redeemed in part but only in integral multiples of such minimum denomination. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest (including Additional Interest) thereon to the redemption date, plus 100 percent of the principal amount thereof.

     Except as otherwise specified in the applicable Prospectus Supplement, if a Tax Event or a Capital Treatment Event (each as defined herein) in respect of a series of Junior Subordinated Debentures shall occur and be continuing, the Corporation may, at its option, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Tax Event or Capital Treatment Event, at a redemption price equal to 100 percent of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. "Tax Event" means the receipt by an Issuer of a series of Preferred Securities of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Preferred Securities under the related Trust Agreement, there is more than an insubstantial risk that (i) such Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the series of Corresponding Junior Subordinated Debentures, (ii) interest payable by the Corporation on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) such Issuer is, or will be within 90 days of the date of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

     A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Preferred Securities as "tier 1 capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Corporation.

     Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

     The Corporation will also covenant, as to each series of Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank PARI PASSU in all respects with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks PARI PASSU in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction theretofore entered into, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock), if at such time (i) there shall have occurred any event of which the Corporation has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default with respect to the Junior Subordinated Debentures of such series, and
(b) in respect of which the Corporation shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by an Issuer of a series of Related Preferred Securities, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee relating to such Related Preferred Securities, or (iii) the Corporation shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

     From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of the Related Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting adversely the rights of the holders of such series of the Junior Subordinated Debentures in any material respect, provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture, provided that, in the case of Corresponding Junior Subordinated Debentures, so long as any of the Related Preferred Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Related Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Related Preferred Securities affected unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied and (b) where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures, no such consent will be given by the Property Trustee without the prior consent of each holder of Related Preferred Securities.

     In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental indenture to the Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a Debenture Event of Default with respect to such series of Junior Subordinated Debentures:

          (i) failure for 30 days to pay any interest on such series of the Junior Subordinated Debentures, including any Additional Interest in respect thereof, when due (subject to the deferral of any interest payment in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due, whether at maturity, upon redemption by declaration or otherwise; or

          (iii) failure to observe or perform any other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25 percent in aggregate outstanding principal amount of such series of outstanding Junior Subordinated Debentures; or

          (iv) certain events of bankruptcy, insolvency or reorganization of the Corporation.

     The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25 percent in aggregate outstanding principal amount of Junior Subordinated Debentures may declare the principal (or if the Preferred Securities of such series are Discount Securities, such portion of the principal amount as may be specified in a Prospectus Supplement) due and payable immediately upon a Debenture Event of Default, and in the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25 percent in aggregate Liquidation Amount of the Related Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures may annul such declaration. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated

Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of each series of Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any default, except a default in the payment of principal or interest (including any Additional Interest) (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal (including any Additional Interest) due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture of such series. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures held by the Property Trustee, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If (i) a Debenture Event of Default has occurred and is continuing, and
(ii) such event is attributable to the failure of the Corporation to pay interest or principal on a series of Corresponding Junior Subordinated Debentures on the date such interest or principal is due and payable, then a holder of the Related Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest (including any Additional Interest) on such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Preferred Securities of such holder (a "Direct Action"). The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Related Preferred Securities outstanding. If the right to bring a Direct Action is removed, the applicable Issuer may become subject to the reporting obligations under the Exchange Act. The Corporation has the right under the Indenture to set-off any payment made to such holder of Related Preferred Securities by the Corporation in connection with a Direct Action.

     The holders of a series of Related Preferred Securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the series of Corresponding Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Preferred Securities -- Events of Default; Notice".

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Corporation will not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person will consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless
(i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or Washington, D.C., and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated

Maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest (including Additional Interest) to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

CONVERSION OR EXCHANGE

     If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Junior Subordinated Debentures of another series or into Preferred Securities (including, but not limited to, Related Preferred Securities). The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Corporation, in which case the number of Preferred Securities or other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

     The Indenture provides that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt of the Corporation to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debenture held by the Property Trustee, the Property Trustee on behalf of the holders thereof, will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debentures.

     In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debentures.

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all Other Financial Obligations (as defined herein); and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Other Financial Obligations" means, with respect to any Person, all obligations of such Person to make payment pursuant to the terms of financial instruments, such as (i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts, and (iii) in the case of both (i) and (ii) above, similar financial instruments.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is PARI PASSU with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include
(i) any Debt of the Corporation which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Corporation, (ii) any Debt of the Corporation to any of its subsidiaries, (iii) Debt to any employee of the Corporation, and (iv) any other debt securities issued pursuant to the Indenture. Senior Debt includes, without limitation, Debt issued (i) under the indenture, dated as of April 1, 1983, and amended thereafter, between the Corporation and Chemical Bank, as trustee, and (ii) except to the extent otherwise provided with respect to any series of debt securities issued after the date hereof, under the indenture, dated as of March 15, 1986, and amended thereafter, between the Corporation and Harris Trust and Savings Bank, as trustee.

     The Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

     The Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debentures, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement.

ISSUER EXPENSES

     Pursuant to an Agreement as to Liabilities and Expenses, entered into by the Corporation, as holder of the Common Securities of the applicable Issuer, pursuant to the applicable Trust Agreement (each, an "Expense Agreement"), with respect to each series of Corresponding Junior Subordinated Debentures, the Corporation, as holder of the Common Securities of the applicable Issuer, will unconditionally agree with such Issuer that the Corporation will pay the full amount of any costs, expenses or liabilities of such Issuer, other than obligations of such Issuer to pay to the holders of the Related Preferred Securities of such Issuer the amounts due such holders pursuant to the terms thereof. Such payment obligation will include any such costs, expenses or liabilities of the Issuer that are required by applicable law to be satisfied in connection with a termination of such Issuer.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING DEBENTURE TRUSTEE

     The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

     The Corresponding Junior Subordinated Debentures may be issued in one or more series under the Indenture with terms corresponding to the terms of a series of Related Preferred Securities. In that event, concurrently with the issuance of the Related Preferred Securities, the Issuer of the Related Preferred Securities will invest the proceeds thereof and the consideration paid by the Corporation for the Common Securities of such Issuer in such series of Corresponding Junior Subordinated Debentures issued by the Corporation to such Issuer. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate Liquidation Amount of the Related Preferred Securities and the Common Securities of such Issuer and, unless otherwise specified in the applicable Prospectus Supplement, will rank PARI PASSU with all other series of Junior Subordinated Debentures. Holders of the Related Preferred Securities for a series of Corresponding Junior Subordinated Debentures will have the rights in connection with modifications to the Indenture or upon occurrence of Debenture Events of Default described under " -- Modification of Indenture" and " -- Debenture Events of Default", unless otherwise provided in the Prospectus Supplement for such Related Preferred Securities.

     Unless otherwise provided in the applicable Prospectus Supplement, if a Tax Event or Capital Treatment Event in respect of an Issuer of Related Preferred Securities shall occur and be continuing, the Corporation may, at its option, redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Tax Event or Capital Treatment Event, in whole but not in part, subject to the provisions of the Indenture and whether or not such Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of the Corporation, provided that the Corporation has committed to the Federal Reserve Bank of Richmond that it will not exercise its redemption option without having received the prior approval of the Federal Reserve Board to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100 percent of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding, plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer is the holder of all the outstanding series of Corresponding Junior Subordinated Debentures, the proceeds of any such redemption will be used by the Issuer to redeem the corresponding Trust Securities in accordance with their terms. The Corporation may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the redemption date.

     The Corporation will covenant in the Indenture as to each series of Corresponding Junior Subordinated Debentures that if and so long as (i) the Issuer of the Related Preferred Securities is the holder of all such Corresponding Junior Subordinated Debentures, (ii) a Tax Event in respect of such Issuer has occurred and is continuing, and (iii) the Corporation has elected, and has not revoked such election, to pay Additional Sums (as defined herein) in respect of such Related Preferred Securities, the Corporation will pay to such Issuer such Additional Sums. The Corporation will also covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100 percent ownership of the Common Securities of the Issuer to which such Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Corporation's ownership of the Common Securities,
(ii) as holder of the applicable Common Securities, not to voluntarily terminate, wind-up or liquidate any Issuer, other than (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Related Preferred Securities in exchange therefor upon liquidation of such Issuer, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to remain classified as a grantor trust or not to become an association taxable as a corporation for United States federal income tax purposes.

                      DESCRIPTION OF PREFERRED SECURITIES

     Pursuant to the terms of the Trust Agreement for each Issuer, the Issuer Trustees on behalf of such Issuer may issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular series will represent preferred undivided beneficial interests in the assets of the applicable Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the applicable Trust Agreement. This summary of certain provisions of the Preferred Securities and each Trust Agreement, which when taken together with any supplementary material set forth in the applicable Prospectus Supplement describes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

     The Preferred Securities of an Issuer will rank PARI PASSU, and payments thereon will be made PRO RATA, with the Common Securities of that Issuer except as described under " -- Subordination of Common Securities". Legal title to a series of Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Related Preferred Securities and Common Securities. Each Guarantee Agreement executed by the Corporation for the benefit of the holders of an Issuer's Preferred Securities will be a guarantee on a subordinated basis with respect to such Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when such Issuer does not have funds on hand available to make such payments. See "Description of Guarantees".

DISTRIBUTIONS

     Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. Except as otherwise provided in the applicable Prospectus Supplement, in the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined herein), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

     Each Issuer's Preferred Securities represent preferred undivided beneficial interests in the assets of the applicable Issuer, and the Distributions on each Preferred Security will be payable at the rate or rates specified in the applicable Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

     If provided in the applicable Prospectus Supplement, the Corporation has the right under the Indenture, pursuant to which it will issue a series of Corresponding Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on such series of Corresponding Junior Subordinated Debentures for a period which will be specified in such Prospectus Supplement, provided that no such Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such extension, Distributions on the Related Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Related Preferred Securities) by the Issuer of such Related Preferred Securities during any such Extension Period. During such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, or
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank PARI PASSU in all respects with or junior in interest to the Corresponding Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of debt securities of any subsidiary of the Corporation if such guarantee ranks PARI PASSU in all respects with or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to such Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock).

     The revenue of each Issuer available for distribution to holders of any series of Related Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures". If the Corporation does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under "Description of Guarantees".

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of the related Issuer on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance". In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

     MANDATORY REDEMPTION. Upon the repayment or redemption, in whole or in part, of any series of Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined herein) of the related Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities, plus accumulated but unpaid Distributions thereon to the date of repayment or redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent repayment or redemption of such Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Redemption". If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption PRO RATA of the Related Preferred Securities and Common Securities. The amount of premium, if any, paid by the Corporation upon the repayment or redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption PRO RATA of the Related Preferred Securities and Common Securities.

     The Corporation will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or Capital Treatment Event, or (iii) as may be otherwise specified in the applicable Prospectus Supplement, provided that the Corporation has committed to the Federal Reserve Bank of Richmond that it will not exercise any such right without having received the prior approval of the

Federal Reserve Board to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board.

     DISTRIBUTION OF CORRESPONDING JUNIOR SUBORDINATED DEBENTURES. The Corporation has the right at any time to terminate any Issuer and, after satisfaction of the liabilities of creditors of such Issuer in accordance with applicable law and the applicable Expense Agreement, cause the series of Corresponding Junior Subordinated Debentures in respect of the Related Preferred Securities and Common Securities issued by such Issuer to be distributed to the holders of such Related Preferred Securities and Common Securities in liquidation of the Issuer. The Corporation has committed to the Federal Reserve Bank of Richmond, however, that for so long as the Corporation (or an affiliate) is the holder of the Common Securities of an Issuer it will not exercise such right with respect to such Issuer without having received the prior approval of the Federal Reserve Board to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board.

     TAX EVENT OR CAPITAL TREATMENT EVENT REDEMPTION. If a Tax Event or Capital Treatment Event in respect of a series of Related Preferred Securities and Common Securities shall occur and be continuing, the Corporation has the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Preferred Securities and Common Securities in whole (but not in part) at the applicable Redemption Price within 90 days following the occurrence of such Tax Event or Capital Treatment Event. In the event a Tax Event or Capital Treatment Event in respect of a series of Related Preferred Securities and Common Securities has occurred and is continuing and the Corporation does not elect to redeem the Corresponding Junior Subordinated Debentures and thereby cause a mandatory redemption of such series of Related Preferred Securities and Common Securities or to liquidate the related Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to holders of such series of Related Preferred Securities and Common Securities in exchange therefor upon liquidation of the Issuer as described above, such series of Related Preferred Securities and Common Securities will remain outstanding and Additional Sums may be payable on the Corresponding Junior Subordinated Debentures.

     Unless otherwise provided in the applicable Prospectus Supplement:

          "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by an Issuer on the outstanding Preferred Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Issuer has become subject as a result of a Tax Event.

          "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount equal to that portion of the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Related Preferred Securities based upon the relative Liquidation Amounts of such classes, and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Issuer, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debentures are distributed.

          "Liquidation Amount" means the stated amount of $25.00 per Trust Security.

          After the liquidation date fixed for the distribution of any Corresponding Junior Subordinated Debentures in exchange for any series of Related Preferred Securities (i) such series of Related Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary or its nominee, as the record holder of such series of Related Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution, and (iii) any certificates representing such series of Related Preferred Securities not held by the Depositary or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such series of Related Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Related Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

          There can be no assurance as to the market prices for any series of Related Preferred Securities, or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for such series of Related Preferred Securities, if a liquidation of the Issuer were to occur. Accordingly, the Related Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the Related Preferred Securities.

          POSSIBLE TAX LAW CHANGES. On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Revenue Reconciliation Bill"), the revenue portion of President Clinton's budget proposal, was introduced in the 104th Congress. If enacted, the Revenue Reconciliation Bill would have generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Revenue Reconciliation Bill also would have generally denied interest deductions for interest as an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Revenue Reconciliation Bill were proposed to be effective as to instruments issued on or after December 7, 1995. If either provision were to have applied to the Junior Subordinated Debentures of any series, the Corporation would have been unable to deduct interest on the Junior Subordinated Debentures of such series. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the Junior Subordinated Debentures. Although the 104th Congress adjourned without enacting the above-described provisions of the Revenue Reconciliation Bill, there can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Preferred Securities, as described more fully herein.

     REDEMPTION PROCEDURES

          Related Preferred Securities redeemed on each Redemption Date shall be redeemed at the applicable Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Related Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand and available for the payment of such Redemption Price. See " -- Subordination of Common Securities".

          If the Property Trustee gives a notice of redemption in respect of a series of Preferred Securities, then by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "Book-Entry Issuance". If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the Paying Agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price and any unpaid Distributions payable in respect of the Preferred Securities on or prior to the Redemption Date, but without additional Distributions thereon, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Corporation pursuant to the Guarantee as described under "Description of Guarantees", Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

          Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

          Payment of the Redemption Price on any Preferred Securities (or any distribution of Corresponding Junior Subordinated Debentures in exchange for Related Preferred Securities upon liquidation of the Issuer) shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date (or liquidation date); provided, however, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be a date at least 15 days prior to the Redemption Date (or liquidation date), as specified in the applicable Prospectus Supplement.

          If less than all of the outstanding Trust Securities of an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Trust Securities to be redeemed shall be allocated PRO RATA to the outstanding Preferred Securities and Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a PRO RATA basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum denomination of such Preferred Securities or an integral multiple of such minimum denomination in excess thereof) of the Liquidation Amount of such Preferred Securities of a denomination larger than such minimum denomination. The Property Trustee shall promptly notify the trust registrar and transfer agent in writing of the Preferred Securities selected for redemption, and in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Preferred Securities to be redeemed at its registered address. Unless the Corporation defaults in payment of the Redemption Price on the Corresponding Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on such Corresponding Junior Subordinated Debentures or portions thereof (and Distributions will cease to accrue on such Preferred Securities or portions thereof) called for redemption.

     SUBORDINATION OF COMMON SECURITIES

          Payment of Distributions on, and the Redemption Price of, each Issuer's Preferred Securities and Common Securities, as applicable, shall be made PRO RATA based on the Liquidation Amount of such Preferred Securities and Common Securities; provided, however, that if, on any Distribution Date or Redemption Date (or liquidation date), a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of (or Liquidation Distribution (as defined herein) in respect of) any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Preferred Securities then called for redemption (or in the case of payment of the Liquidation Distribution the full amount of such liquidation on all outstanding Preferred Securities), shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of (or Liquidation Distribution in respect of), the Issuer's Preferred Securities then due and payable.

          In the case of any Event of Default with respect to a series of Related Preferred Securities resulting from a Debenture Event of Default with respect to the Corresponding Junior Subordinated Debentures, the Corporation as holder of the applicable Issuer's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default until the effect of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. See
     " -- Events of Default; Notice". Until any such Events of Default with respect to such series of Related Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such series of Related Preferred Securities and not on behalf of the holder of the Issuer's Common Securities (I.E., the Corporation), and only the holders of such series of Related Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

     LIQUIDATION DISTRIBUTION UPON TERMINATION

          Pursuant to each Trust Agreement, each Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of:

          (i) certain events of bankruptcy, dissolution or liquidation of the holder of its Common Securities (I.E., the Corporation);

          (ii) the distribution of a Like Amount of Corresponding Junior Subordinated Debentures to the holders of its related Trust Securities, if the holder of the Common Securities (I.E., the Corporation) has given written direction to the Property Trustee to terminate such Issuer (which direction is optional and wholly within the discretion of the holder of the Common Securities (I.E., the Corporation));

          (iii) redemption of all of its Preferred Securities as described under " -- Redemption or Exchange; MANDATORY REDEMPTION"; and

          (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

     If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer in accordance with applicable law and the applicable Expense Agreement, to the holders of such Issuer's Trust Securities in exchange therefor a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer in accordance with applicable law and the applicable Expense Agreement, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount of such Preferred Securities, plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Preferred Securities shall be paid on a PRO RATA basis. The holder of such Issuer's Common Securities (I.E., the Corporation) will be entitled to receive distributions upon any such liquidation PRO RATA with the holders of the Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, such Preferred Securities shall have a priority over the Common Securities.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under each Trust Agreement (an "Event of Default") with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated
     Debentures -- Debenture Events of Default"); or

          (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause
     (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25 percent in aggregate Liquidation Amount of the outstanding Preferred Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 90 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the related Issuer's Preferred Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, Preferred Securities shall have a preference over Common Securities as described above. See " -- Liquidation Distribution Upon Termination". The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities (I.E., the Corporation). If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the assets of an Issuer may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such assets, or to act as separate trustee of any such assets, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF ISSUERS

     An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below or as otherwise indicated in the applicable Trust Agreement. An Issuer may, at the request of the holder of the Common Securities (I.E., the Corporation), with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities of such Issuer, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to such Preferred Securities, or (b) substitutes for such Preferred Securities other securities having substantially the same terms as such Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as such Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which such Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause such Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of such Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the holder of the Common Securities has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of such Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and
(viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100 percent in Liquidation Amount of such Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as an association taxable as a corporation and as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

     Except as provided below and under "Description of Guarantees -- Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of Preferred Securities will have no voting rights.

     Each Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of Preferred Securities, (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Issuer will not be classified for United States federal income tax purposes as an association taxable as a corporation or as other than a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of either clause (i) or clause (ii), such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Issuer Trustees and the Corporation with (i) the consent of holders representing not less than a majority (based on Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Issuer to be classified as an association taxable as a corporation or affect the Issuer's status as a grantor trust for United States federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any series of Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such series of Corresponding Junior Subordinated Debentures, (ii) waive any past default that is waiveable under the Indenture,
(iii) exercise any right to rescind or annul a declaration that the principal of such series of Corresponding Junior Subordinated Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or such series of Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Related Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of such Related Corresponding

Junior Subordinated Debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Related Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Related Preferred Securities except by subsequent vote of the holders of the Related Preferred Securities. The Property Trustee shall notify each holder of such Related Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Related Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes on account of such action.

     Any required approval of holders of a series of Preferred Securities may be given at a meeting of holders of such series of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of such series of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of such series of Preferred Securities in the manner set forth in the applicable Trust Agreement.

     No vote or consent of the holders of Preferred Securities will be required for an Issuer to redeem or cancel Preferred Securities in accordance with the applicable Trust Agreement.

     Notwithstanding that holders of a series of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any Preferred Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

     The Preferred Securities of a series may be issued in whole or in part in the form of one or more global Preferred Securities ("Global Preferred Securities") that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be The Depository Trust Company ("DTC"). Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depositary for such Global Preferred Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depositary, the Depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Security to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Corporation if such Preferred Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

     So long as the Depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Trust Agreement governing such Preferred Securities. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities of such series in certificated form and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and accumulated Distributions on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Corporation, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Corporation expects that the Depositary for a series of Preferred Securities or its nominee, upon receipt of any payment of any Liquidation Amount, premium or Distributions in respect of a Global Preferred Security representing any of such Preferred Securities, including payment of any Redemption Price therefor, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Corporation, or if there shall have occurred and be continuing an Event of Default with respect to such series of Preferred Securities, then within 90 days thereof the Issuer will issue definitive certificates for Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. In addition, the Corporation may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, the Issuer will issue individual Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. Further, if the Issuer so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities of such series may, on terms acceptable to the Issuer, the Property Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Preferred Security equal in Liquidation Amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in denominations, unless otherwise specified by the Issuer, of the minimum denomination of such Preferred Securities and integral multiples thereof.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Issuer's Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the applicable Securities Register. Unless otherwise specified in the applicable Prospectus Supplement, the Paying Agent shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuers will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the applicable Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing under the applicable Trust Agreement and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in such Trust Agreement or is unsure of the application of any provision of such Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Preferred Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrative Trustees for each Issuer are authorized and directed to conduct the affairs of and to operate such Issuer in such a way that such Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act and will not be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes, and so that the Corresponding Junior Subordinated Debentures held by such Issuer will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that the Corporation and the Administrative Trustees determine in their sole discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Related Preferred Securities.

     Holders of the Preferred Securities have no preemptive or similar rights.

     No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.

                              BOOK-ENTRY ISSUANCE

     DTC will act as Depositary for all of the Preferred Securities and the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Preferred Securities or Junior Subordinated Debentures. The Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Issuer and the Junior Subordinated Debentures, representing in the aggregate the total Liquidation Amount of such Issuer's Preferred Securities or aggregate principal balance of such Junior Subordinated Debentures, respectively, and will be deposited with DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Preferred Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Preferred Securities of such Issuer or Junior Subordinated Debentures is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices will be sent to Cede & Co. as the registered holder of the Preferred Securities or Junior Subordinated Debentures. If less than all of an Issuer's Preferred Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to the Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Preferred Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the relevant Issuer or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as Depositary with respect to any of the Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Corporation. In the event that a successor Depositary is not obtained, definitive Preferred Security or Junior Subordinated Debenture certificates representing such Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. The Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor Depositary). After a Debenture Event of Default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities or aggregate principal amount of the Corresponding Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and the Corporation believe to be accurate, but the Issuers and the Corporation assume no responsibility for the accuracy thereof. Neither the Issuers nor the Corporation has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                           DESCRIPTION OF GUARANTEES

     A Guarantee will be executed and delivered by the Corporation concurrently with the issuance by each Issuer of its Preferred Securities. Wilmington Trust Company will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees, which describes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Issuer's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities.

GENERAL

     The Corporation will unconditionally agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined herein) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds on hand available therefor at such time; (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that such Issuer has funds on hand available therefor at such time; or (iii) upon a voluntary or involuntary termination, winding-up or liquidation of such Issuer (unless Corresponding Junior Subordinated Debentures are distributed to holders of any Related Preferred Securities in exchange therefor), the lesser of (a) the Liquidation Distribution, and (b) the amount of assets of such Issuer remaining available for distribution to holders of Preferred Securities, after satisfaction of liabilities to creditors of such Issuer in accordance with applicable law and the applicable Expense Agreement. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Related Preferred Securities or by causing the Issuer to pay such amounts to such holders.

     Each Guarantee will be an unconditional guarantee on a subordinated basis of the related Issuer's obligations under the Preferred Securities, but will apply only to the extent that such related Issuer has funds sufficient to make such payments, and is not a guarantee of collection. If the Corporation does not make interest payments on Corresponding Junior Subordinated Debentures, if any, held by the Issuer, the Issuer will not be able to pay Distributions on the Related Preferred Securities issued by it and will not have funds legally available therefor.

     Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Corporation. See " -- Status of the Guarantees". Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "The Corporation". Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise.

     The Corporation will, with respect to each series of Preferred Securities, through the applicable Guarantee, the applicable Trust Agreement, the applicable series of Corresponding Junior Subordinated Debentures, the Indenture and the applicable Expense Agreement, taken together, fully and unconditionally guarantee all of the Issuer's obligations under such Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Issuer's obligations with respect to such Preferred Securities. See "Relationship Among Preferred Securities, the Corresponding Junior Subordinated Debentures and Guarantees".

STATUS OF GUARANTEES

     Each Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt of the Corporation in the same manner as Junior Subordinated Debentures.

     Each Guarantee will rank PARI PASSU with any other Guarantee issued by the Corporation. Each Guarantee will constitute a guarantee of payment and not of collection (I.E., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the Related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Related Preferred Securities of Corresponding Junior Subordinated Debentures in exchange therefor. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities -- Voting Rights; Amendment of Each Trust Agreement". All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Related Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under each Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the related Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

     Any holder of the Related Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of an event of default under any Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, after an event of default under such Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of the Related Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF GUARANTEES

     Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of the Corresponding Junior Subordinated Debentures to the holders of such Related Preferred Securities in exchange therefor. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Related Preferred Securities must restore payment of any sums paid under such Related Preferred Securities or such Guarantee.

GOVERNING LAW

     Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

     Pursuant to the applicable Expense Agreement, the Corporation will, as holder of the Common Securities of the applicable Issuer, unconditionally guarantee to each person or entity to whom such Issuer becomes indebted or liable the full payment of any costs, expenses or liabilities of such Issuer, other than obligations of such Issuer to pay to the holders of any of such Issuer's Preferred Securities or other similar interests in such Issuer of the amounts due such holders pursuant to the terms of such Preferred Securities or such other similar interests, as the case may be. Each Expense Agreement is intended to be enforceable by third parties.

                    RELATIONSHIP AMONG PREFERRED SECURITIES,
                  CORRESPONDING JUNIOR SUBORDINATED DEBENTURES
                                 AND GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on any series of Preferred Securities (to the extent the Issuer thereof has funds available for the payment of such Distributions) are unconditionally guaranteed by the Corporation as and to the extent set forth under "Description of Guarantees". Taken together, with respect to each series of Preferred Securities, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the applicable Trust Agreement, the applicable Expense Agreement, and the applicable Guarantee will provide, in the aggregate, a full and unconditional guarantee of payment of Distributions and other amounts due on such series of Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that will have the effect of providing a full and unconditional guarantee of the Issuer's obligations under such Issuer's Preferred Securities. If and to the extent that the Corporation does not make payments on any series of Corresponding Junior Subordinated Debentures, such Issuer will not pay Distributions or other amounts due on its Related Preferred Securities. The Guarantees do not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Preferred Securities is to institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture for enforcement of payment of such amounts. The obligations of the Corporation under each Guarantee are subordinate and junior in right of payment to all Senior Debt of the Corporation.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount of the Related Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Related Preferred Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of the related Issuer except such Issuer's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement further provides that the related Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

     Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

     A holder of any Preferred Security may institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

     A default or event of default under any Senior Debt of the Corporation would not constitute a Debenture Event of Default (and, therefore, would not constitute an Event of Default under a Trust Agreement). However, in the event of payment defaults under, or acceleration of, Senior Debt of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of any Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Junior Subordinated Debentures (subject to the deferral of any interest payment in the case of an Extension Period) would constitute a Debenture Event of Default (and, therefore, an Event of Default under a Trust Agreement).

LIMITED PURPOSE OF ISSUERS

     Each Issuer's Preferred Securities evidence preferred undivided beneficial interests in the assets of such Issuer, and each Issuer exists for the sole purpose of issuing such Preferred Securities and the Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of such Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from the Corporation the principal amount of and interest accrued on Corresponding Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from such Issuer (or from the Corporation under the applicable Guarantee) if and to the extent such Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of any Corresponding Junior Subordinated Debentures, after satisfaction of liabilities to creditors of such Issuer in accordance with applicable law and the applicable Expense Agreement, the holders of the Related Preferred Securities will be entitled to receive, out of the assets held by such Issuer, the Liquidation Distribution in cash. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination". Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt of the Corporation as set forth in the Indenture, but entitled to receive payment in full of principal and interest before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                              PLAN OF DISTRIBUTION

     The Junior Subordinated Debentures or the Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. The Corporation and each Issuer may sell all or a portion of its Junior Subordinated Debentures or Preferred Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus is a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Preferred Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement.

     Underwriters may offer and sell Junior Subordinated Debentures or Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from the Corporation and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures or Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

     Any underwriting compensation paid by the Corporation and/or the applicable Issuer to underwriters in connection with the offering of Junior Subordinated Debentures or Preferred Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in a Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with the Corporation and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.

     In connection with the offering of the Preferred Securities of any Issuer, such Issuer may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

     Underwriters and dealers may engage in transactions with, or perform services for, the Corporation and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

     The Junior Subordinated Debentures and the Preferred Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures or Preferred Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures and Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures or Preferred Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Preferred Securities.

     This Prospectus may be used, together with the applicable Prospectus Supplement, by First Union Capital Markets Corp. in connection with offers and sales related to market-making transactions in Junior Subordinated Debentures or Preferred Securities effected from time to time after the commencement of the offering to which such Prospectus Supplement relates. First Union Capital Markets Corp. may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

     First Union Capital Markets Corp. is a wholly owned subsidiary of the Corporation and an affiliate of each of the Issuers.

     The Corporation has been advised by First Union Capital Markets Corp. that, subject to applicable laws and regulations, First Union Capital Markets Corp. may make a market in Junior Subordinated Debentures or Preferred Securities. However, they are not obligated to do so and any market-making may be discontinued at any time without notice. In addition, such market-making activity is subject to the limits imposed by the Securities Act, the Exchange Act and federal banking laws and regulations. There can be no assurance that an active trading market will be sustained.

     The Corporation may agree to indemnify First Union Capital Markets Corp. with respect to certain liabilities in connection with this Prospectus, including liabilities under the Securities Act.

                             VALIDITY OF SECURITIES

     Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for the Corporation by Marion A. Cowell, Jr., Executive Vice President, Secretary and General Counsel of the Corporation, and certain matters of Delaware law will be passed upon for the Corporation and the Issuers by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to the Corporation and the Issuers. The validity of the Guarantees and the Junior Subordinated Debentures will be passed upon for the Underwriters by Sullivan & Cromwell, New York, New York. Sullivan & Cromwell will rely upon the opinion of Richards, Layton & Finger as to matters of Delaware law and the opinion of Mr. Cowell as to matters of North Carolina law; Mr. Cowell will rely upon the opinion of Sullivan & Cromwell as to matters of New York law. Mr. Cowell is a stockholder of the Corporation and holds options to purchase additional shares of the Corporation's Common Stock. Sullivan & Cromwell regularly preform legal services for the Corporation and its subsidiaries. Members of Sullivan & Cromwell performing these legal services own shares of capital stock of the Corporation.

                                    EXPERTS

     The Corporation's consolidated balance sheets as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, included in the Corporation's 1995 Supplemental Annual Report to Stockholders, which is incorporated by reference in the Corporation's 1995 Annual Report on Form 10-K and incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The aforementioned report of KPMG Peat Marwick LLP covering the Corporation's consolidated financial statements refers to a change in the method of accounting for investments.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                       PAGE
Risk Factors........................................    S-4
The Series A Issuer.................................    S-9
The Corporation.....................................   S-10
Consolidated Ratios of Earnings to Fixed Charges....   S-15
Use of Proceeds.....................................   S-15
Capitalization......................................   S-16
Accounting Treatment................................   S-17
Certain Terms of Series A Capital Securities........   S-18
Certain Terms of Series A Subordinated Debentures...   S-21
Certain Federal Income Tax Consequences.............   S-25
Certain Erisa Considerations........................   S-28
Underwriters........................................   S-29
Validity of Securities..............................   S-30
                        PROSPECTUS
Available Information...............................      4
Incorporation of Certain Documents by Reference.....      4
The Issuers.........................................      5
The Corporation.....................................      6
Use of Proceeds.....................................      6
Description of Junior Subordinated Debentures.......      6
Description of Preferred Securities.................     17
Book-Entry Issuance.................................     27
Description of Guarantees...........................     29
Relationship Among Preferred Securities,
  Corresponding Junior Subordinated Debentures and
  Guarantees........................................     31
Plan of Distribution................................     32
Validity of Securities..............................     33
Experts.............................................     33

                                  $250,000,000
                             FIRST UNION CAPITAL I
                           7.935% CAPITAL SECURITIES,
                                    SERIES A
                     FULLY AND UNCONDITIONALLY GUARANTEED,
                       TO THE EXTENT DESCRIBED HEREIN, BY

                            FIRST UNION CORPORATION

                              (First Union logo)

                              GOLDMAN, SACHS & CO.
                             CHASE SECURITIES INC.
                            PAINEWEBBER INCORPORATED
                               PRUDENTAL SECURTES
                                  INCORPORATED
                               SMITH BARNEY INC.
                                 UBS SECURITIES